                                                                    EXHIBIT 99.2

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

      THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of February 19, 2005 by and among: MIKOHN GAMING
CORPORATION, a Nevada corporation d/b/a Progressive Gaming International
Corporation ("Parent"); VIKING ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub I"); VIKING MERGER SUBSIDIARY,
LLC, a Delaware limited liability company ("Merger Sub II" and, together with
Merger Sub I, "Merger Subs"); and VIRTGAME CORP., a Delaware corporation (the
"Company"). Certain capitalized terms used in this Agreement are defined in
Exhibit A.

                                    RECITALS

      A. Parent, Merger Subs and the Company intend to effect (1) a merger of
Merger Sub I with and into the Company ("Merger I") in accordance with this
Agreement and the DGCL, and (2) immediately following the effectiveness of
Merger I, a merger of the Company with and into Merger Sub II in accordance with the Delaware Limited Liability Company Act (the "LLC Act") and the DGCL ("Merger
II," and together with Merger I, the "Transaction"). Upon consummation of the
Transaction, the Company will cease to exist.

      B. Parent, Merger Subs and the Company intend that Merger I and Merger II shall be treated as an integrated transaction and that the Transaction shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the
Code.

      C. The respective boards of directors of Parent, Merger Sub I and the
Company, and the member of Merger Sub II have approved this Agreement and the
Transaction. The Board of Directors of the Company has approved and determined to recommend that the stockholders of the Company (i) adopt this Agreement and approve Merger I and (ii) approve an amendment to its Certificate of
Incorporation (the "Charter Amendment") to amend the Certificate of Designations of Series B Preferred Stock to exclude the Transaction from Section 7(c)(viii)
thereof.

      D. In order to induce Parent to enter into this Agreement and to cause the
Transaction to be consummated, certain stockholders of the Company are executing voting agreements in favor of Parent concurrently with the execution and delivery of this Agreement (the "Voting Agreements").

      E. The Company has, as of the date hereof, executed a Secured Promissory
Note and a Security Agreement (collectively, the "Credit Facility") in favor of
Parent.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

      SECTION 1. DESCRIPTION OF TRANSACTION

            1.1 THE TRANSACTION. At the Effective Time of Merger I (as defined in Section 1.3), and upon the terms and subject to the conditions set forth in this Agreement, Merger Sub I shall be merged with and into the Company, and the separate existence of Merger Sub I shall cease. The Company shall continue as the surviving corporation in Merger I ("Surviving Entity I"). Immediately following the Effective Time of Merger I, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the
LLC Act, Surviving Entity I will be merged with and into Merger Sub II, and the separate existence of Surviving Entity I shall cease. Merger Sub II shall continue as the surviving entity in Merger II ("Surviving Entity") and shall succeed to and assume all the rights and obligations of the Company or Surviving
Entity I in accordance with the DGCL and the LLC Act.

            1.2 EFFECTS OF THE TRANSACTION. The Transaction shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL and the LLC Act.

            1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this agreement (the "Closing") shall take place at the offices of Mikohn Gaming Corporation, 920 Pilot Road, Las Vegas, Nevada, at 10:00 a.m.
on a date to be designated by Parent, which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.6(c), 6.6(d), 6.6(e), 6.6(f), 7.5(a) and
7.5(b), but subject to the satisfaction or waiver of each of such conditions).
The date on which the Closing actually takes place is referred to as the
"Closing Date." Subject to the provisions of this Agreement, a Certificate of
Merger for Merger I, satisfying the applicable requirements of the DGCL (the
"Certificate of Merger"), shall be duly executed by the Company in connection with the Closing and, concurrently with or as soon as practicable following the
Closing, shall be filed with the Secretary of State of the State of Delaware.
Merger I shall become effective at the time of the filing of such Certificate of
Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of
Parent and Company (the time as of which Merger I becomes effective being referred to as the "Effective Time of Merger I"). Subject to the provisions of this Agreement, a Certificate of Merger for Merger II satisfying the applicable requirements of the DGCL and the LLC Act (the "Second Certificate of Merger"),
shall be duly executed by Merger Sub II and concurrently with or as soon as practicable following the Effective Time of Merger I, shall be filed with the
Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and the LLC Act (the time of such filing with the
Secretary of State of the State of Delaware (or such later time as may be designated by Parent and specified in the Second Certificate of Merger) being the "Effective Time of Merger II").

            1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; CERTIFICATE OF
ORGANIZATION; LIMITED LIABILITY COMPANY AGREEMENT; DIRECTORS AND OFFICERS.
Unless otherwise determined by Parent prior to the Effective Time of Merger I:

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                  (A) At the Effective Time of Merger I, the Certificate of
Incorporation of Surviving Entity I shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of Merger Sub I, as
in effect immediately prior to the Effective Time of Merger I, until thereafter amended in accordance with and as provided in such Certificate of
Incorporation.";

                  (B) At the Effective Time of Merger I, the Bylaws of Surviving
Entity I shall be amended and restated in their entirety to be identical to the
Bylaws of Merger Sub I, as in effect immediately prior to the Effective Time of
Merger I, until thereafter amended in accordance with the DGCL and as provided in such Bylaws;

                  (C) The directors and officers of Surviving Entity I
immediately after the Effective Time of Merger I shall be the respective individuals who are directors and officers of Merger Sub I immediately prior to the Effective Time of Merger I;

                  (D) The Certificate of Organization of Surviving Entity
immediately after the Effective Time of Merger II shall be in a form approved by
Parent and in compliance with the LLC Act;

                  (E) The Limited Liability Company Agreement of Surviving
Entity immediately after the Effective Time of Merger II shall be in a form approved by Parent and in compliance with the LLC Act; and

                  (F) The managers and officers of Surviving Entity immediately after the Effective Time of Merger II shall be the respective individuals who are directors and officers of Surviving Entity I immediately prior to the
Effective Time of Merger II.

            1.5 CONVERSION OF SHARES.

                  (A) Subject to the terms and conditions of this Agreement, at the Effective Time of Merger I, by virtue of Merger I and without any further action on the part of Parent, Merger Subs, the Company or any stockholder of the Company:

                  (I) any shares of Company Common Stock held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company's treasury) immediately prior to the Effective Time of Merger I shall be canceled and retired and shall cease to exist, and no
            consideration shall be delivered in exchange therefor;

                  (II) any shares of Company Common Stock held by Parent, Merger
            Sub I, Merger Sub II or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time of Merger I shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                  (III) except as provided in clauses (i) and (ii) above and subject to Sections 1.5(b), 1.5(d) and 1.5(e), (A) each share of
            Company Common Stock outstanding immediately prior to the Effective
            Time of Merger I shall be converted into the right to receive a fraction of a share of Parent Common Stock equal to the Common Stock
            Exchange Ratio, and a right to receive a portion of the Balance

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            Shares pursuant to Section 1.11 below, (B) each share of the
            Company's Series A Preferred Stock outstanding immediately prior to the Effective Time of Merger I shall be converted into the right to receive such number of shares of Parent Common Stock as is equal to the Series A Preferred Stock Exchange Ratio, and a right to receive a portion of the Balance Shares pursuant to Section 1.11 below, and
            (C) each share of the Company's Series B Preferred Stock outstanding immediately prior to the Effective Time of Merger I shall be converted into the right to receive such number of shares of Parent
            Common Stock as is equal to the Series B Preferred Stock Exchange
            Ratio, and a right to receive a portion of the Balance Shares pursuant to Section 1.11 below; and

                  (IV) each share of the Common Stock, $0.01 par value per
            share, of Merger Sub I outstanding immediately prior to the
            Effective Time of Merger I shall be converted into one share of common stock of Surviving Entity I. Each stock certificate of Merger
            Sub I evidencing ownership of any such shares shall, as of the
            Effective Time of Merger I, evidence ownership of such shares of
            Common Stock of Surviving Entity I.

The fraction of a share or number of shares of Parent Common Stock specified in clause (iii) of the preceding sentence (as such may be adjusted in accordance with Sections 1.5(b) and 1.5(c)) is referred to as the "Exchange Ratio."

            (B) IN NO EVENT WILL PARENT ISSUE IN EXCESS OF AN AGGREGATE OF TWO
MILLION (2,000,000) SHARES OF PARENT COMMON STOCK (THE "MAXIMUM TRANSACTION
SHARES") IN CONNECTION WITH THE TRANSACTION, INCLUDING SHARES ISSUABLE WITH
RESPECT TO SHARES OF COMPANY COMMON STOCK AND COMPANY PREFERRED STOCK PURSUANT
TO SECTION 1.5(A)(III) AND SECTION 1.11 AND UPON THE EXERCISE OF COMPANY OPTIONS
(AS DEFINED IN SECTION 2.3(B)) AND COMPANY WARRANTS ASSUMED BY PARENT PURSUANT
TO THE PROVISIONS OF SECTION 5.4. For illustrative purposes, a mathematical example showing the operation of Sections 1.5(a)(iii) and 5.4 is set forth on
Annex 1 attached to this Agreement. If, during the period commencing on the date of this Agreement and ending at the Effective Time of Merger I, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted to provide the holders of
Company Common Stock the same total number and class of shares of Parent Common
Stock and other property after the Effective Time of Merger I as such holders would have owned had the Effective Time of Merger I occurred prior to such event and such holders continued to hold such shares until after the event requiring adjustment. If, during the period commencing at the Effective Time of Merger I and ending on the Balance Share Distribution Date (as defined in Section 1.11), the outstanding shares of Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, reorganization, consolidation, merger or

                                        4

other similar transaction, then the values set forth for the Maximum Transaction
Shares, the Primary Shares (as defined in Section 1.11) and the Balance Shares
(as defined in Section 1.11) shall be appropriately adjusted to provide the recipients of Balance Shares the same total number and class of shares of Parent
Common Stock, or other securities or property as such holders would have owned had the issuance of shares pursuant to Section 1.11 below occurred prior to such event and such holders continued to hold such shares until after the event requiring adjustment.

                  (C) If any shares of Company Common Stock outstanding
immediately prior to the Effective Time of Merger I are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time of Merger I: (i) such shares of Parent Common Stock shall remain so unvested and subject to such repurchase option, risk of forfeiture or other condition; (ii)
such shares of Parent Common Stock need not be delivered until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates; and (iii) Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

                  (D) No fractional shares of Parent Common Stock shall be
issued in connection with Merger I, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock or Company
Preferred Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common
Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in
Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the NASDAQ National Market on the
date on which the Effective Time of Merger I occurs.

                  (E) Notwithstanding anything in this Agreement to the
contrary, each share of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time of Merger I owned by stockholders who did not vote in favor of Merger I and to which appraisal rights under Section 262 of the DGCL are available ("Dissenting Shares") shall not be converted into the right to receive the Exchange Ratio or a portion of the
Balance Shares pursuant to Section 1.11 with respect to such shares, but shall become the right to receive an amount in cash equal to the fair market value of such Dissenting Shares as may be determined as provided in the DGCL.
Notwithstanding the foregoing, if any holder of Dissenting Shares (a "Dissenting
Stockholder") fails to make a timely demand for purchase, withdraws his or her demand for appraisal, or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant to the DGCL, the shares of Company Common Stock or Company Preferred Stock held by such Dissenting Stockholder shall be deemed to be converted as of the Effective Time of Merger I into the right to receive the Exchange Ratio and a portion of the Balance Shares pursuant to Section 1.11 with

                                        5

respect to such shares, without interest. The Company shall promptly notify
Parent of any demands for purchase of Company Common Stock or Company Preferred
Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL that are received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree or commit to do any of the foregoing.

            1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time
of Merger I: (a) all shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time of Merger I shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock or Company Preferred
Stock that were outstanding immediately prior to the Effective Time of Merger I shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of
Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time of Merger I. No further transfer of any such shares of
Company Common Stock and Company Preferred Stock shall be made on such stock transfer books after the Effective Time of Merger I. If, after the Effective
Time of Merger I, a valid certificate previously representing any shares of
Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time of Merger I (each, a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7(a)) or to Surviving
Entity I, Surviving Entity or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

            1.7 SURRENDER OF CERTIFICATES.

                  (A) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in Merger I (the
"Exchange Agent"). Promptly after the Effective Time of Merger I, Parent shall deposit with the Exchange Agent: (i) certificates representing the shares of
Parent Common Stock issuable pursuant to Section 1.5(a)(iii); (ii)
nontransferable certificates representing the right to receive a portion of the
Balance Shares pursuant to Section 1.11 below or alternatively, shall provide for a global certificate representing such rights to be deposited with The
Depositary Trust Company; and (iii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common
Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

                  (B) Promptly after the Effective Time of Merger I, the
Exchange Agent will mail to the Persons who were record holders of Company Stock
Certificates immediately prior to the Effective Time of Merger I: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company
Stock Certificates shall be effected, and risk of loss and title to Company
Stock Certificates shall pass, only upon delivery of such Company Stock
Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. The letter of transmittal shall provide a reasonably detailed description of (A) the method employed by Parent for

                                        6

calculating the Common Stock Exchange Ratio, the Series A Preferred Stock
Exchange Ratio and the Series B Preferred Stock Exchange Ratio based on the capitalization of the Company as of the Effective Time of Merger I and (B) the
aggregate number of shares of Parent Common Stock then issuable upon Company
Options and Company Warrants assumed by Parent pursuant to Section 5.4. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section
1.5 (and cash in lieu of any fractional share of Parent Common Stock); and (2)
the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock
Certificate shall be deemed, from and after the Effective Time of Merger I, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section
1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed,
Parent may, in its discretion and as a condition precedent to the delivery of any shares of Parent Common Stock with respect to the shares of Company Common
Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the
Exchange Agent, Parent, Surviving Entity I or Surviving Entity with respect to such Company Stock Certificate.

                  (C) Notwithstanding anything to the contrary contained in this
Agreement, no shares of Parent Common Stock (or certificates therefor) shall be delivered in exchange for any Company Stock Certificate to any Person who may be
an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company until such Person shall have delivered to Parent and the Company a duly executed Affiliate Agreement as contemplated by Section 5.9.

                  (D) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time of
Merger I shall be paid to the holder of any unsurrendered Company Stock
Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in Merger I until such holder surrenders such Company
Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

                  (E) Any portion of the Exchange Fund that remains
undistributed to holders of Company Stock Certificates as of the date 180 days after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company
Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, a portion of the Balance Shares pursuant to Section 1.11, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock.

                                        7

                  (F) Each of the Exchange Agent, Parent and Surviving Entity
shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement to any holder of any Company Stock Certificate such amounts as Parent determines in good faith are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (G) Neither Parent, Surviving Entity I nor Surviving Entity
shall be liable to any holder of any Company Stock Certificate or to any other
Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

                  (H) Parent shall at all times prior to the Balance Share
Distribution Date maintain an accurate and complete list of the record holders of all rights to receive a portion of the Balance Shares pursuant to Section
1.11 below. After the Effective Time of Merger I, Parent shall use its commercially reasonable efforts to deliver appropriate notices and communications to securities depositories and take such other steps as may be commercially reasonable for such depositaries to record and take note of those beneficial owners of the Primary Shares as of the Effective Time of Merger I on
whose behalf such depositories hold Primary Shares in their record name.

            1.8 EFFECT ON MEMBERSHIP INTERESTS. By virtue of Merger II and without any further action on the part of Parent, Merger Sub II or Surviving
Entity I, (i) each membership interest of Merger Sub II then outstanding shall remain outstanding and each certificate therefor shall continue to evidence one membership interest of the Surviving Entity and (ii) each share of common stock of Surviving Entity I then outstanding shall be converted into one membership interest of the Surviving Entity.

            1.9 TAX CONSEQUENCES. For federal income tax purposes, the
Transaction is intended to constitute a reorganization within the meaning of
Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the
United States Treasury Regulations.

            1.10 FURTHER ACTION. If, at any time after the Effective Time of
Merger I, any further action is determined by Parent or Surviving Entity to be necessary or desirable to carry out the purposes of this Agreement or to vest
Surviving Entity with full right, title and possession of and to all rights and property of Merger Sub I and the Company, then the officers and directors of
Parent and Merger Subs shall be fully authorized to take such action.

            1.11 BALANCE SHARES. Immediately following the expiration of the last to expire Company Option or Company Warrant assumed by Parent pursuant to
Section 5.4 below, Parent shall calculate the aggregate number of shares of
Parent Common Stock that Parent has issued (a) pursuant to Section 1.5(a)(iii)
with respect to shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time of Merger I and (b) upon the exercise of Company Options and Company Warrants assumed by the Company pursuant to Section 5.4 below (collectively, the "Primary Shares"). In the event that (i)

                                        8

the number of Primary Shares is less than (ii) 2,000,000 minus the Closing
Adjustment to Purchase Shares (such difference, if any, between (i) and (ii)
being hereinafter referred to at the "Balance Shares") minus (iii) 5,000, Parent shall, subject to Sections 1.5(b), 1.5(d) and 1.5(e), cause the Balance Shares to be issued to the recipients of Primary Shares no later than 30 days from the date set forth in the first sentence above ("Balance Share Distribution Date").
The number of Balance Shares of to be issued to each recipient of Primary Shares in accordance with the preceding sentence shall equal (A) the aggregate number of Balance Shares to be issued under this Section 1.11 multiplied by (B) a fraction, the numerator of which is the aggregate number of Primary Shares issued to the recipient and the denominator of which is the aggregate number of
Primary Shares issued to all recipients. To the extent required under applicable law, the distribution of the Balance Shares shall be registered pursuant to an appropriate registration statement filed with the SEC pursuant to Section 5 of the Securities Act, and shall be accompanied by a letter from the Parent and signed by a senior executive officer of Parent describing in reasonable detail the method employed in calculating the number of Balance Shares issued under this Section 1.11.

      SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Merger Subs as follows:

            2.1 SUBSIDIARIES; DUE ORGANIZATION; ETC.

                  (A) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Disclosure
Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the
Disclosure Schedule. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other
Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

                  (B) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i)
to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all
Contracts by which it is bound.

                  (C) Each of the Acquired Corporations is qualified to do
business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except for failures to so qualify which, individually or in the aggregate, would not have a Company Material Adverse Effect.

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            2.2 CERTIFICATE OF INCORPORATION; BYLAWS; CHARTERS AND CODES OF
CONDUCT. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. Part 2.2 of the Disclosure Schedule lists, and the Company has delivered to Parent, accurate and complete copies of: (a) the charters of all committees of the Company's board of directors; and (b) any code of conduct or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired
Corporations.

            2.3 CAPITALIZATION, ETC.

                  (A) The authorized capital stock of the Company consists of:
(i) 100,000,000 shares of Company Common Stock, of which 34,431,768 shares are issued and are outstanding as of the date of this Agreement; and (ii) 10,000,000 shares of Preferred Stock, $0.00001 par value per share, of which 1,992.5 shares of Series A Preferred Stock and 1,705 shares of Series B Preferred Stock are issued and are outstanding as of the date of this Agreement. Except as set forth in Part 2.3(a)(i) of the Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of
Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(ii) of the Disclosure Schedule: (A) none of the outstanding shares of Company Common
Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (B) none of the outstanding shares of
Company Common Stock is subject to any right of first refusal in favor of the
Company; and (C) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect
to), any shares of Company Common Stock. None of the Acquired Corporations is
under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Part 2.3(a)(iii) of the
Disclosure Schedule accurately and completely describes all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options), and specifies which of those repurchase rights are currently exercisable.

                  (B) As of the date of this Agreement: (i) 8,096,600 shares of
Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1997 Stock Option Plan (the "1997 Plan")
and/or the Company's 2002 Stock Plan (the "2002 Plan"); (ii) 11,675,521 shares of Company Common Stock are reserved for future issuance pursuant to the Company
Warrants; and (iii) 1,738,239 shares of Company Common Stock are reserved for future issuance pursuant to other agreements entered into by the Company.
(Options to purchase shares of Company Common Stock (whether granted by the
Company pursuant to the 1997 Plan, the 2002 Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted) are referred to in this Agreement as "Company Options".) Part
2.3(b) of the Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (A)
the particular Option Plan (if any) pursuant to which such Company Option was granted; (B) the name of the optionee; (C) the number of shares of Company
Common Stock subject to such Company Option; (D) the exercise price of such
Company Option; (E) the date on which such Company Option was granted; (F) the applicable vesting schedule, and the extent to which such Company Option is

                                       10

vested and exercisable as of the date of this Agreement; (G) the date on which such Company Option expires; and (H) whether such Company Option is an
"incentive stock option" (as defined in the Code) or a non-qualified stock option. Part 2.3(b) of the Disclosure Schedule also sets forth the following information with respect to each Company Warrant outstanding as of the date of this Agreement: (1) the name of the grantee; (2) the number of shares of Company
Common Stock subject to such Company Warrant; (3) the exercise price of such
Company Warrant; (4) the date on which such Company Warrant was granted; (5) the extent to which such Company Warrant is exercisable as of the date of this
Agreement; and (6) the date on which such Company Warrant expires. The Company has made available to Parent accurate and complete copies of the 1997 Plan, the
2002 Plan and the forms of all stock option agreements evidencing outstanding
Company Options. The Company has made available to Parent accurate and complete copies of the Company Warrants.

                  (C) Except as set forth in Part 2.3(b) of the Disclosure
Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii)
outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the
Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired
Corporations from an Acquired Corporation.

                  (D) Except as set forth in Part 2.3(d) of the Disclosure
Schedule, all outstanding shares of Company Common Stock, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal
Requirements; and (ii) all requirements set forth in applicable Contracts.

                  (E) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

            2.4 SEC FILINGS; FINANCIAL STATEMENTS.

                  (A) The Company has delivered or made available to Parent
accurate and complete copies of all registration statements, proxy statements,
Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since January 1,
2001 (the "Company SEC Documents") as well as all comment letters received by the Company from the SEC since January 1, 2001 and all responses to such comment letters provided to the SEC by or on behalf of the Company. Except as set forth in Part 2.4(a) of the Disclosure Schedule, all statements, reports, schedules, forms and other documents required to have been filed by the Company or its

                                       11

officers with the SEC have been so filed on a timely basis. None of the
Company's Subsidiaries is required to file any documents with the SEC. Except as set forth in Part 2.4(a) of the Disclosure Schedule, as of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this
Agreement, then on the date of such filing): (i) each of the Company SEC
Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by: (A) Rule 13a-14 under the Exchange Act; and (B) 18 U.S.C. ss.1350 (Section
906 of the Sarbanes-Oxley Act) relating to the Company SEC Documents
(collectively, the "Certifications") are accurate and complete, and comply as to form and content with all applicable Legal Requirements. As used in this Section
2, the term "file" and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

                  (B) The Acquired Corporations maintain disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act.
Such disclosure controls and procedures are effective to ensure that all material information concerning the Acquired Corporations is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. Part 2.4(b) of the
Disclosure Schedule lists, and the Company has made available to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. The
Company is in compliance with the applicable rules and regulations of the OTC
Bulletin Board and has not since January 1, 2001 received any notice from the
OTC Bulletin Board asserting any non-compliance with such rules and regulations.

                  (C) The financial statements (including any related notes)
contained or incorporated by reference in the Company SEC Documents: (i)
complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-QSB of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the
Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Corporations are required by generally accepted accounting principles to be included in the consolidated financial statements of the Company. The financial statements required to be delivered to Parent pursuant to Section 4.1(i): (A) will be

                                       12

prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that such financial statements may not contain footnotes and may be subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (B) will fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods covered thereby.

                  (D) The Company's auditor has at all times required by the
Sarbanes-Oxley Act or the regulations of the Public Company Accounting Oversight
Board been: (i) a registered public accounting firm (as defined in Section
2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to the
Company within the meaning of Regulation S-X under the Exchange Act; and (iii)
to the Company's knowledge, in compliance with subsections (g) through (l) of
Section 10A of the Exchange Act and the rules and regulations promulgated by the
SEC and the Public Company Accounting Oversight Board thereunder. Part 2.4(d) of the Disclosure Schedule contains an accurate and complete description of all non-audit services performed by the Company's auditors for the Acquired
Corporations since June 30, 2002 and the fees paid for such services. All such non-audit services were approved as required by Section 202 of the
Sarbanes-Oxley Act.

                  (E) The Acquired Corporations maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i)
transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Part 2.4(e) of the Disclosure Schedule lists, and the Company has made available to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

                  (F) Part 2.4(f) of the Disclosure Schedule lists, and the
Company has made available to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and
"off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by any of the Acquired Corporations since
January 1, 2002.

            2.5  ABSENCE  OF  CHANGES.  Except  as set  forth in Part 2.5 of the
Disclosure Schedule, since December 31, 2003:

                  (A) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect;

                  (B) there has not been any material loss, damage or
            destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

                                       13

                  (C) none of the Acquired Corporations has: (i) declared,
            accrued, set aside or paid any dividend or made any other
            distribution in respect of any shares of capital stock; or (ii)
            repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (D) none of the Acquired Corporations has sold, issued or
            granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options or Company Warrants or the valid conversion of Company Preferred Stock); (ii) any option, warrant or right to acquire any capital stock or any other security
            (except for Company Options identified in Part 2.3(b) of the
            Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (E) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of: (i) any of the Company's stock option plans; (ii) any Company
            Option or any Contract evidencing or relating to any Company Option;
            (iii) any restricted stock purchase agreement; or (iv) any other
            Contract evidencing or relating to any equity award (whether payable in cash or stock);

                  (F) there has been no amendment to the certificate of
            incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired
            Corporations has effected or been a party to any merger,
            consolidation, share exchange, business combination,
            recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (G) none of the Acquired Corporations has received any
            Acquisition Proposal or Acquisition Inquiry;

                  (H) none of the Acquired Corporations has formed any
            Subsidiary or acquired any equity interest or other interest in any other Entity;

                  (I) except as reported in the Company's Quarterly Reports on
            Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and
            September 30, 2004, as amended (each as filed with the SEC, the
            "2004 Quarterly Reports"), none of the Acquired Corporations has made any capital expenditure that, when added to all other capital expenditures made on behalf of the Acquired Corporations since
            December 31, 2003, exceeds $10,000 in the aggregate;

                  (J) except as reported in the 2004 Quarterly Reports, none of the Acquired Corporations has made any expenditure or series of related expenditures in excess of $10,000;

                  (K) none of the Acquired Corporations has: (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10); or (ii) amended or terminated, or waived any material right or remedy under, any
            Material Contract;

                                       14

                  (L) none of the Acquired Corporations has: (i) acquired,
            leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other
            Person; or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

                  (M) none of the Acquired Corporations has written off as
            uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (N) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of or Encumbrances with respect to immaterial assets made in the ordinary course of business and consistent with past practices;

                  (O) none of the Acquired Corporations has: (i) lent money to any Person; or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (P) none of the Acquired Corporations has: (i) adopted,
            established or entered into any Company Benefit Plan or Company
            Benefit Agreement; (ii) caused or permitted any Company Benefit Plan to be amended in any material respect; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or other employees;

                  (Q) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

                  (R) none of the Acquired Corporations has made any material
            Tax election;

                  (S) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

                  (T) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have or result in, a Company
            Material Adverse Effect;

                  (U) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

                  (V) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses (c) through (u)
            above.

            2.6 TITLE TO ASSETS.  The Acquired  Corporations  own, and have good and valid title to, all assets purported to be owned by them, including: (a) all assets  reflected on the Unaudited  Interim Balance Sheet (except for changes in current  assets  in the  ordinary  course  of  business  since  the  date of the

                                       15

Unaudited Interim Balance Sheet); and (b) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired
Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations; and (iii) liens described in Part 2.6 of the Disclosure Schedule. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the Unaudited Interim Balance
Sheet; and (B) all other assets reflected in the books and records of the
Acquired Corporations as being leased by the Acquired Corporations, and enjoy undisturbed possession of such leased assets.

            2.7 RECEIVABLES; CUSTOMERS; INVENTORIES.

                  (A) All existing accounts receivable of the Acquired
Corporations (including those accounts receivable reflected on the Unaudited
Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Unaudited Interim Balance
Sheet and have not yet been collected): (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and, to the Company's knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed
$10,000 in the aggregate).

                  (B) Part 2.7(b) of the Disclosure Schedule contains an
accurate and complete list of each outstanding loan or advance made by any of the Acquired Corporations to any Company Associate, other than routine travel advances made to employees in the ordinary course of business. (C) Part 2.7(c)
of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer of the Acquired
Corporations in each of the fiscal years ended 2002, 2003 and 2004. None of the
Acquired Corporations has received any notice or other communication or information (in writing or otherwise) indicating, and the Company has no basis for believing, that any customer identified in Part 2.7(c) of the Disclosure
Schedule may cease dealing with any of the Acquired Corporations or may otherwise materially reduce the volume of business transacted by such Person with any of the Acquired Corporations below historical levels.

                  (D) Except as set forth in Part 2.7(d) of the Disclosure
Schedule, the inventory of the Acquired Corporations reflected on the Unaudited
Interim Balance Sheet was as of the date of the Unaudited Interim Balance Sheet, and the current inventory of the Acquired Corporations (the "Current Inventory")
is, in usable and saleable condition in the ordinary course of business. The
Current Inventory is not excessive and is adequate in relation to the current trading requirements of the businesses of the Acquired Corporations, and none of the Current Inventory is obsolete, slow moving, unmarketable or of limited value

                                       16

in relation to the current businesses of the Acquired Corporations. The finished goods, work in progress, raw materials and other materials and supplies included in the Current Inventory are of a standard that is at least as high as the generally accepted standard prevailing in the industries in which the Acquired
Corporations operate.

            2.8 EQUIPMENT; REAL PROPERTY; LEASEHOLD. All material items of equipment and other tangible assets owned by or leased to the Acquired
Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the businesses of the Acquired Corporations in the manner in which such businesses are currently being conducted. None of the Acquired
Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8(a)
of the Disclosure Schedule.

            2.9 INTELLECTUAL PROPERTY.

                  (A) Part 2.9(a) of the Disclosure Schedule accurately
identifies and describes:

                        (I) in Part 2.9(a)(i) of the Disclosure Schedule, each
proprietary product or service developed, manufactured, marketed, or sold by any of the Acquired Corporations at any time since January 1, 2002 and any product or service currently under development by any of the Acquired Corporations;

                        (II) in Part 2.9(a)(ii) of the Disclosure Schedule: (A)
each item of Registered IP in which any of the Acquired Corporations has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (B) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (C) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (D) each product or service identified in Part 2.9(a)(i) of the
Disclosure Schedule that embodies, utilizes or is based upon or derived from
(or, with respect to products and services under development, that is expected to embody, utilize or be based upon or derived from) such item of Registered IP;

                        (III) in Part 2.9(a)(iii) of the Disclosure Schedule:
(A) all Intellectual Property Rights or Intellectual Property licensed to each of the Acquired Corporations (other than any non-customized software that: (1)
is licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license, (2) is not incorporated into, or used directly in the development, manufacturing or distribution of, the products or services of any of the Acquired Corporations, and (3) is generally available on standard terms for less than $1,000); (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is
licensed to the Acquired Corporation; and (C) whether the license or licenses granted to the Acquired Corporations are exclusive or nonexclusive; and

                        (IV) in Part 2.9(a)(iv) of the Disclosure Schedule, each
Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP.

                                       17

                  (B) The Company has provided to Parent a complete and accurate copy of each standard form of Company IP Contract used by any of the Acquired
Corporations at any time, including each standard form of: (i) end-user license agreement; (ii) development agreement; (iii) distributor or reseller agreement;
(iv) employee agreement containing any assignment or license of Intellectual
Property or Intellectual Property Rights or any confidentiality provision; (v)
consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any
confidentiality provision; or (vi) confidentiality or nondisclosure agreement.
Part 2.9(b) of the Disclosure Schedule accurately identifies each Company IP
Contract that deviates in any material respect from the corresponding standard form agreement provided to Parent. Except for the nonexclusive licenses and rights granted in Contracts identified in Part 2.9(a)(iv) of the Disclosure
Schedule, none of the Acquired Corporations is bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of any of the Acquired Corporations to use, exploit, assert, or enforce any Company IP anywhere in the world.

                  (C) Except as set forth in Part 2.9(c) of the Disclosure
Schedule, the Acquired Corporations exclusively own all right, title and interest to and in the Company IP (other than Intellectual Property Rights or
Intellectual Property exclusively licensed to the Company, as identified in Part
2.9(a)(iii) of the Disclosure Schedule) free and clear of any Encumbrances
(other than nonexclusive licenses granted pursuant to the Contracts listed in
Part 2.9(a)(iv) of the Disclosure Schedule). Without limiting the generality of the foregoing:

                        (I) Except as set forth in Part 2.9(c)(i) of the
Disclosure Schedule, all documents and instruments necessary to perfect the rights of the Acquired Corporations in the Company IP have been validly executed, delivered and filed in a timely manner with the appropriate
Governmental Body;

                        (II) each Person who is or was an employee or
independent contractor of any of the Acquired Corporations and who is or was
involved in the creation or development of any Company IP has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual
Property Rights to the Acquired Corporation for which such Person is or was an employee or independent contractor and confidentiality provisions protecting the
Company IP;

                        (III) no Company Associate has any claim, right (whether
or not currently exercisable) or interest to or in any Company IP;

                        (IV) no employee or independent contractor of any of the
Acquired Corporations is: (A) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for such Acquired
Corporation; or (B) in breach of any Contract with any former employer or other
Person concerning Intellectual Property Rights or confidentiality;

                        (V) no funding, facilities or personnel of any
Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Company IP;

                                       18

                        (VI) each of the Acquired Corporations has taken all
reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held by any of the Acquired
Corporations, or purported to be held by any of the Acquired Corporations, as a trade secret;

                        (VII) since January 1, 2002, none of the Acquired
Corporations has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property Right to any other Person;

                        (VIII) none of the Acquired Corporations is now or has
ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate any of the Acquired
Corporations to grant or offer to any other Person any license or right to any
Company IP; and

                        (IX) the Acquired Corporations own or otherwise have,
and after the Closing Surviving Entity will continue to have, all Intellectual
Property Rights needed to conduct the business of the Acquired Corporations as currently conducted and currently planned by the Company to be conducted.

                  (D) All Company IP is valid, subsisting and enforceable.
Without limiting the generality of the foregoing:

                            (I) each U.S. patent application and U.S. patent in
which the Company has or purports to have an ownership interest was filed within one year of the first printed publication,  public use or offer for sale of each invention described in such U.S. patent application or U.S. patent;

                            (II) each foreign patent application and foreign
patent in which any of the Acquired Corporations has or purports to have an ownership interest was filed, or claims priority to a patent application filed, before the time at which each invention described in such foreign patent application or foreign patent was first made available to the public;

                            (III) no trademark (whether registered or
unregistered) or trade name owned, used, or applied for by any of the Acquired
Corporations conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used or applied for by any other Person;

                            (IV) none of the goodwill associated with or
inherent in any trademark (whether registered or unregistered) in which any of the Acquired Corporations has or purports to have an ownership interest has been impaired;

                            (V) each item of Company IP that is Registered IP is
and at all times has been in compliance with all Legal Requirements, and all filings, payments and other actions required to be made or taken to maintain such item of Company IP in full force and effect have been made by the applicable deadline;

                                       19

                            (VI) no application for a patent or for a copyright,
mask work or trademark registration or any other type of Registered IP filed by or on behalf of any of the Acquired Corporations has been abandoned or allowed to lapse;

                            (VII) Part 2.9(d)(vii) of the Disclosure Schedule
accurately identifies and describes each filing, payment, and action that must be made or taken on or before the date that is 120 days after the date of this
Agreement in order to maintain each such item of Company IP in full force and effect;

                            (VIII) the Company has provided to Parent complete
and  accurate  copies of all  applications,  correspondence  and other  material documents related to each such item of Registered IP;

                            (IX) no interference, opposition, reissue,
reexamination or other Legal Proceeding of any nature is or has been pending or, to the Company's knowledge, threatened, in which the scope, validity or enforceability of any Company IP is being, has been or could reasonably be expected to be contested or challenged; and

                            (X) there is no basis for a claim that any Company
IP is invalid or unenforceable.

                  (E) Neither the execution, delivery or performance of the
Agreement nor the consummation of any of the Contemplated Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any
Company IP; (ii) a breach of any Contract listed or required to be listed in
Part 2.9(a)(iii) of the Disclosure Schedule; (iii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; or (iv)
the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP.

                  (F) To the Company's knowledge, no Person has infringed,
misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP. Part 2.9(f) of the
Disclosure Schedule accurately identifies (and the Company has provided to
Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to any of the Acquired Corporations or any Representative of any
of the Acquired Corporations regarding any actual, alleged or suspected infringement or misappropriation of any Company IP and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

                  (G) None of the Acquired Corporations has ever infringed
(directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing:

                        (I) no product, information or service ever
manufactured, produced, distributed, published, used, provided or sold by or on behalf of any of the Acquired Corporations, and no Intellectual Property ever owned, used or developed by any of the Acquired Corporations, has ever

                                       20

infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person;

                        (II) no infringement, misappropriation or similar claim
or Legal Proceeding is pending or has been threatened against any of the
Acquired Corporations or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or Legal Proceeding;

                        (III) none of the Acquired Corporations has ever
received any notice or other communication (in writing or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person;

                        (IV) none of the Acquired Corporations is bound by any
Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation or similar claim (other than pursuant to the standard forms of Company IP Contracts described in Section 2.9(b));

                        (V) none of the Acquired Corporations has ever assumed,
or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any Intellectual Property Right; and

                        (VI) no claim or Legal Proceeding involving any
Intellectual Property or Intellectual Property Right licensed to any of the
Acquired Corporations is pending or, to the Company's knowledge, has been threatened, except for any such claim or Legal Proceeding that, if adversely determined, would not adversely affect: (A) the use or exploitation of such
Intellectual Property or Intellectual Property Right by any of the Acquired
Corporations; or (B) the manufacturing, distribution or sale of any product or service being developed, offered, manufactured, distributed or sold by any of the Acquired Corporations.

                  (H) None of the Company Software: (i) contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data)
that materially and adversely affects the use, functionality or performance of such Company Software or any product or system containing or used in conjunction with such Company Software; or (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such software or any product or system containing or used in conjunction with such Company Software. The Company has provided to Parent a complete and accurate list of all known bugs, defects and errors in each version and component of the Company Software.

                  (I) None of the Company Software contains any "back door,"
"drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any

                                       21

manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii)
damaging or destroying any data or file without the user's consent.

                  (J) None of the Company Software is subject to any "copyleft"
or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public
License or Mozilla Public License) that: (i) could or does require, or could or does condition the use or distribution of such Company Software on, the disclosure, licensing or distribution of any source code for any portion of such
Company Software; or (ii) could or does otherwise impose any limitation, restriction or condition on the right or ability of the Company to use or distribute any Company Software.

                  (K) No source code for any Company Software has been
delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of one of the Acquired
Corporations. None of the Acquired Corporations has any duty or obligation
(whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Software to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of one of the Acquired
Corporations. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any Company Software to any other Person who is not, as of the date of this
Agreement, an employee of one of the Acquired Corporations.

            2.10 CONTRACTS.

                  (A) Part 2.10 of the Disclosure Schedule identifies each
Company Contract currently in effect that constitutes a "Material Contract"
(other than end-user license agreements for Company Software entered into by an
Acquired Corporation, or an authorized distributor of an Acquired Corporation, in the ordinary course of business). For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                        (I) any Contract: (A) relating to the employment of, or
the performance of services by, any employee or consultant; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $20,000 to any current or former employee or director;

                          (II) any Company IP Contract;

                        (III) any Contract relating to the acquisition, sale,
spin-off,  outsourcing or  disposition of any business  operation or unit or any product line of any Acquired Corporation;

                        (IV) any Contract in which another Person is appointed
as a distributor, reseller or sales representative with respect to, or otherwise is authorized to market, promote, distribute, resell, sublicense, support or solicit orders for, any Company Software;

                                       22

                        (V) any Contract that provides for indemnification of
any  Company  Associate  or any current or former  agent of any of the  Acquired
Corporations (an "Indemnification Contract");

                        (VI) any Contract imposing any restriction on the right
or ability of any Acquired Corporation: (A) to compete with any other Person;
(B) to acquire any product or other asset or any services from any other Person;
(C) to solicit, hire or retain any Person as an employee, consultant or independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other
Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;

                        (VII) any Contract (other than Contracts evidencing
Company Options): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired
Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                        (VIII) any Contract incorporating or relating to any
guaranty, any warranty, any sharing of liabilities or any indemnity or similar obligation, except for Contracts substantially identical to the standard forms of end-user licenses previously delivered by the Company to Parent;

                        (IX) any Contract relating to any currency hedging;

                        (X) any Contract: (A) imposing any confidentiality
obligation on any of the Acquired Corporations or on any other Person (other than routine confidentiality or nondisclosure agreements entered into by any
Acquired Corporation in the ordinary course of business that do not otherwise constitute Material Contracts under this Section 2.10(a)); or (B) containing
"standstill" or similar provisions;

                        (XI) any Contract: (A) to which any Governmental Body is
a party or under which any Governmental Body has any rights or obligations; or
(B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);

                        (XII) any Contract requiring that any of the Acquired
Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                        (XIII) any Contract that has a term of more than 60 days
and that may not be terminated by an Acquired Corporation (without penalty)
within 60 days after the delivery of a termination notice by such Acquired
Corporation;

                                       23

                        (XIV) any Contract that contemplates or involves the
payment or delivery of cash or other consideration in an amount or having a value in excess of $20,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $20,000 in the aggregate;

                        (XV) any Contract that could reasonably be expected to
have or result in a material effect on: (A) the business, condition (financial or otherwise), capitalization, assets (including Intellectual Property), liabilities (accrued, contingent or otherwise), operations, financial performance or prospects of any of the Acquired Corporations; or (B) the ability of the Company to perform any of its obligations under this Agreement or to consummate any of the Contemplated Transactions; and

                        (XVI) any other Contract, if a cancellation or
termination (pursuant to its terms or otherwise) of such Contract could reasonably be expected to have or result in a Company Material Adverse Effect.

The Company has delivered to Parent an accurate and complete copy of each
Company Contract that constitutes a Material Contract (other than Company IP
Contracts that do not need to be specifically identified in Part 2.9 of the
Disclosure Schedule).

                  (B) Each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (C) Except as set forth in the applicable subsections of Part
2.10(c) of the Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Company Contract; and, to the Company's knowledge, except for violations or breaches that, either individually or in the aggregate, did not result in, and would not reasonably be expected to result in, a Company Material Adverse Effect, no other Person has violated or breached, or committed any default under, any Company Contract; (ii)
except for express warranty and indemnification remedies set forth in the standard forms of Company IP Contracts described in Section 2.9(b), no end-user, distributor, or other licensee of the Company Software has any conditional or unconditional return, refund, or credit rights exercisable against the Acquired
Corporations with respect to such Company Software; (iii) no Company Contract that constitutes a Material Contract will expire according to its terms on or before December 31, 2005; (iv) to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Company Contract, except for violations or breaches by Persons other than the Company that, either individually or in the aggregate, did not result in, and would not reasonably be expected to result in, a Company Material Adverse Effect; (B) give any Person the right to declare a default or exercise any remedy under any Company Contract; (C) give any Person

                                       24

the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Contract; (D) give any Person the right to accelerate the maturity or performance of any Company Contract; (E) result in the disclosure, release or delivery of any Company Source Code; or (F) give any
Person the right to cancel, terminate or modify any Company Contract; and (v)
since January 1, 2002, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract, except for violations or breaches that, either individually or in the aggregate, did not result in, and would not reasonably be expected to result in, a Company Material Adverse Effect.

            2.11 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                  (A) Part 2.11(a) of the Disclosure Schedule accurately
identifies and describes each Company Software product that is currently being developed, marketed, distributed, licensed or sold by any Acquired Corporation.

                  (B) Except as set forth in Part 2.11(b) of the Disclosure
Schedule, each product, system, program, item of Intellectual Property or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations to any
Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any bug, virus, design defect or other defect or deficiency at the time it was sold, licensed or otherwise made available, other than any immaterial bug or similar defect that has not had and could not reasonably be expected to have an adverse effect, in any material respect, on such product, system, program, Intellectual Property or other asset (or the operation or performance thereof). The Company has made available to Parent an accurate and complete copy of the most recent "bug list"
with respect to each component or module of the Company Software.

                  (C) All installation services, programming services,
integration services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements, in all material respects.

                  (D) Except as set forth in Part 2.11(d) of the Disclosure
Schedule, since December 31, 2003, no customer or other Person has asserted or, to the Company's knowledge, threatened to assert any claim against any of the
Acquired Corporations: (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations; or (ii) based upon any services performed by any of the Acquired Corporations.

                  (E) Except as set forth in Part 2.11(e) of the Disclosure
Schedule, since December 31, 2003, no end-user customer, distributor, reseller, or sales representative has terminated or, to the Company's knowledge, threatened or expressed an intention or desire to terminate or not to renew, its relationship or any Contract with any of the Acquired Corporations, or expressed any dissatisfaction with the performance, operation or functionality of the
Company Software (other than reporting "bugs" in the ordinary course of business).

            2.12 LIABILITIES. None of the Acquired Corporations has, and none of the  Acquired  Corporations  is or may  become  responsible  for  performing  or discharging,  any accrued, contingent or other liabilities of any nature, either

                                       25

matured or unmatured, except for: (a) liabilities identified as such in the
"liabilities" column of the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired
Corporations since the date of the Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporation under Company
Contracts, to the extent such liabilities are readily ascertainable (in nature, scope and amount) from the copies of such Company Contracts delivered to Parent prior to the date of this Agreement; and (d) liabilities described in Part 2.12 of the Disclosure Schedule.

            2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired
Corporations is, and has at all times since January 1, 2002 been, in compliance in all material respects with all applicable Legal Requirements. To the
Company's knowledge, each Person who is or was a director or officer of any
Acquired Corporation is, and has at all times since January 1, 2002 been, in compliance in all material respects with all applicable Legal Requirements.
Since January 1, 2002, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal
Requirement, except for such violations or failures to comply that, either individually or in the aggregate, did not result in, and would not reasonably be expected to result in, a Company Material Adverse Effect.

            2.14 CERTAIN BUSINESS PRACTICES. None of the Acquired Corporations,
and (to the Company's knowledge) no director, officer, other employee or agent of any of the Acquired Corporations, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of
1977, as amended; or (c) made any other unlawful payment.

            2.15 GOVERNMENTAL AUTHORIZATIONS.

                  (A) The Acquired Corporations hold all Governmental
Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. None of the Acquired Corporations has suffered a suspension or revocation or imposition of penalties or fines with respect to any Governmental
Authorization held under any Gaming Laws. There is no event which, to the
Company's knowledge, would reasonably be likely to result in the revocation, withdrawal, suspension, reconsideration, cancellation, non-renewal, termination or adverse modification of any such Governmental Authorization, except for any such event that would not reasonably be likely to have a Company Material
Adverse Effect. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since January 1, 2002 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since January 1, 2002, none of the Acquired
Corporations has received any claim, complaint, order, notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material

                                       26

Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, non-renewal reconsideration, imposition of penalties or fines under, imposition of additional conditions or requirements under, cancellation, termination or modification of any material Governmental
Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any product or service.

                  (B) Part 2.15(b) of the Disclosure Schedule accurately and completely describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any
U.S. or foreign Governmental Body or otherwise. Each of the Acquired
Corporations is in compliance in all material respects with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.15(b) of the Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of Merger I or any of the other Contemplated Transactions, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.15(b) of the Disclosure Schedule.

            2.16 TAX MATTERS.

                  (A) Each of the Tax Returns required to be filed by or on
behalf of the respective Acquired Corporations with any Governmental Body on or before the Closing Date (the "Company Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, true and correct in all material respects and completed in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the
Closing Date.

                  (B) The Unaudited Interim Balance Sheet accrues all actual and contingent liabilities for Taxes with respect to all periods through the date thereof in accordance with generally accepted accounting principles. Part
2.16(b) of the Disclosure Schedule sets forth the aggregate amount that the
Company will be required to reserve for the adequate payment of all Taxes of the
Acquired Corporations for the period from the date of the Unaudited Interim
Balance Sheet through the Closing Date.

                  (C) To the Company's knowledge, no Company Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

                  (D) No claim or Legal Proceeding is pending or, to the
Company's knowledge, has been threatened against or with respect to any Acquired
Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the
Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no
liens for material Taxes upon any of the assets of any of the Acquired

                                       27

Corporations except liens for current Taxes not yet due and payable. None of the
Acquired Corporations has entered into or become bound by any agreement or consent pursuant to former Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been or will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the
Closing.

                  (E) None of the Acquired Corporations is a party to any
agreement, plan, arrangement or other Contract covering, benefiting or relating to any Company Associate that, considered individually or considered collectively with any other such Contracts, could reasonably be expected to give rise directly or indirectly to the payment of any amount in connection with the consummation of Merger I that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. No Acquired Corporation is a party to any agreement to compensate any Person for excise taxes payable pursuant to Section
4999 of the Code.

                  (F) No claim has ever been made by any Governmental Body in a jurisdiction where an Acquired Corporation does not file a Tax Return that such
Acquired Corporation is or may be subject to taxation by that jurisdiction.

                  (G) There is no Company Contract relating to allocating or sharing of Taxes. No Acquired Corporation: (i) is liable for Taxes of any other
Person, or is currently under any contractual obligation to indemnify any Person with respect to any portion of such Person's Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes); or
(ii) is a party to or bound by any Contract providing for payments by such
Acquired Corporation with respect to any amount of Taxes of any other Person.

                  (H) No Acquired Corporation has constituted either a
"distributing corporation" or a "controlled corporation" within the meaning of
Section 355(a)(1)(A) of the Code. No Acquired Corporation is or has been a
United States real property holding corporation within the meaning of Section
897(c)(2) of the Code, and Parent will not be required to withhold any Tax on the purchase of the Company by reason of Section 1445 of the Code.

                  (I) No Acquired Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Acquired Corporation may be subject, other than the affiliated group of which the Company is the common parent.

                  (J) The Company has made available to Parent accurate and
complete copies of all material Tax Returns of the Acquired Corporations.

                  (K) No Acquired Corporation previously elected to be treated as an S Corporation under Section 1361 of the Code.

                                       28

                  (L) The Company has disclosed on its federal income Tax
Returns all positions that could give rise to a material understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement.

                  (M) No Acquired Corporation has participated, or is currently participating, in a "Listed Transaction" or a "Reportable Transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or in a similar transaction under any corresponding or similar Legal Requirement.

                  (N) To the Company's knowledge, there is no fact or
circumstance, and none of the Acquired Corporations has a plan or intention to take or refrain from taking any action, that would be reasonably likely to prevent the Transaction from qualifying as a reorganization pursuant to the provisions of Section 368 of the Code.

            2.17 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (A) Part 2.17(a) of the Disclosure Schedule accurately sets forth, with respect to each employee of each of the Acquired Corporations
(including any employee of any of the Acquired Corporations who is on a leave of absence or on layoff status):

                        (I) the name of such employee, the Acquired Corporation
by which such  employee is employed  and the date as of which such  employee was originally hired by such Acquired Corporation;

                        (II) such employee's title, and a description of such
employee's duties and responsibilities;

                        (III) the aggregate dollar amount of the compensation
(including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type)
received by such employee from the applicable Acquired Corporation with respect to services performed in the fiscal year ended December 31, 2004;

                        (IV) such employee's annualized compensation as of the
date of this Agreement;

                        (V) each Company Benefit Plan in which such employee
participates or is eligible to participate; and

                        (VI) any Governmental Authorization that is held by such
employee and that relates to or is useful in connection  with the  businesses of the Acquired Corporations.

                  (B) Part 2.17(b) of the Disclosure Schedule accurately
identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

                                       29

                  (C) Part 2.17(c) of the Disclosure Schedule accurately
identifies each former employee of any of the Acquired Corporations who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from any of the
Acquired Corporations or otherwise) relating to such former employee's employment with any of the Acquired Corporations; and Part 2.17(c) of the
Disclosure Schedule accurately describes such benefits.

                  (D) The employment of each of the Acquired Corporations'
employees is terminable by the applicable Acquired Corporation at will. The
Company has made available to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of those Company Associates currently employed by the Company.

                  (E) To the Company's knowledge:

                        (I) no employee of any of the Acquired Corporations
intends to terminate his employment with the Company,  nor has any such employee threatened or expressed any intention to do so;

                        (II) no employee of any of the Acquired Corporations has
received an offer to join a business that may be competitive with the businesses of the Acquired Corporations; and

                        (III) no employee of any of the Acquired Corporations is
a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of such Acquired Corporation; or (B) the business or operations of the Acquired Corporations.

                  (F) Part 2.17(f) of the Disclosure Schedule accurately sets forth, with respect to each Person who is or was, at any time since January 1,
2003, an independent contractor of any of the Acquired Corporations and who has received or may be entitled to receive in excess of $10,000 from any of the
Acquired Corporations:

                        (I) the name of such independent contractor, the
Acquired Corporation with which such independent contractor is or was under contract and the date as of which such independent contractor was originally hired by such Acquired Corporation;

                        (II) a description of such independent contractor's
performance, objectives, services, duties and responsibilities;

                        (III) the aggregate dollar amount of the compensation
(including all payments or benefits of any type) received by such independent contractor from the applicable Acquired Corporation with respect to services performed in the fiscal years ended December 31, 2003 and December 31, 2004;

                        (IV) the terms of compensation of such independent
contractor; and

                                       30

                        (V) any Governmental Authorization that is held by such
independent contractor and that relates to or is useful in connection with the businesses of the Acquired Corporations.

                  (G) Except as set forth in Part 2.17(g) of the Disclosure
Schedule, none of the Acquired Corporations is a party to, bound by, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the Company's knowledge, seeking to represent any employees of any of the Acquired
Corporations.

                  (H) There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

                  (I) None of the Acquired Corporations is or has ever been
engaged, in any unfair labor practice within the meaning of the National Labor
Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Company's knowledge, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers' compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any
Company Associate, including charges of unfair labor practices or discrimination complaints.

                  (J) No current or former independent contractor of any of the
Acquired Corporations could be deemed to be a misclassified employee. Except as set forth in Part 2.17(j) of the Disclosure Schedule, no independent contractor
(i) has provided services to any of the Acquired Corporations for a period of six consecutive months or longer or (ii) is eligible to participate in any
Company Benefit Plan. No Acquired Corporations has ever had any temporary or leased employees that were not treated and accounted for in all respects as employees of such Acquired Corporation.

                  (K) Part 2.17(k) of the Disclosure Schedule contains an
accurate and complete list as of the date hereof of each Company Benefit Plan and each Company Benefit Agreement, other than Company Stock Options disclosed in Part 2.3(b) of the Disclosure Schedule. Except as set forth in Part 2.17 (k)
of the Disclosure Schedule, none of the Acquired Corporations has any plan or commitment to create any additional Company Benefit Plan, or to modify or change any existing Company Benefit Plan (other than to comply with applicable Legal
Requirements as previously disclosed to Parent in writing) in a manner that would affect any Company Associate.

                  (L) With respect to each Company Benefit Plan, the Company has made available to Parent: (i) an accurate and complete copy of all documents setting forth the terms of such Company Benefit Plan, including all amendments thereto and all related trust documents; (ii) a complete and accurate copy of the annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to

                                       31

such Company Benefit Plan for the three most recent plan years; (iii) if such
Company Benefit Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of such Company Benefit
Plan's assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to such Company Benefit Plan; (v) if such Company Benefit Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto)
and accurate and complete copies of the most recent financial statements thereof; (vi) accurate and complete copies of all Contracts relating to such
Company Benefit Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; (vii) all written materials provided to any Company
Associate relating to such Company Benefit Plan and any proposed Company Benefit
Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to any of the
Acquired Corporations or any Company Affiliate; (viii) all material correspondence, if any, to or from any Governmental Body relating to such
Company Benefit Plan; (ix) all forms and related notices required under COBRA with respect to such Company Benefit Plan; (x) all insurance policies, if any, in the possession of any of the Acquired Corporations or any Company Affiliate
pertaining to fiduciary liability insurance covering the fiduciaries for such
Company Benefit Plan; (xi) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, all discrimination tests, if any, required under the Code for such Company Benefit Plan for the three most recent plan years; (xii) if such Company Benefit Plan is intended to be qualified under
Section 401(a) of the Code, the most recent IRS determination letter (or opinion letter, if applicable) received with respect to such Company Benefit Plan; and
(xiii) if such Company Benefit Plan is a Foreign Plan, all Governmental
Authorizations received from any foreign Governmental Body with respect to such
Company Benefit Plan.

                  (M) Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code, applicable U.S. and
non-U.S. securities laws and regulations and applicable foreign Legal
Requirements. Each of the Acquired Corporations and Company Affiliates have performed all obligations required to be performed by them under each Company
Benefit Plan and none of the Acquired Corporations is in material default or violation of the terms of any Company Benefit Plan. To the Company's knowledge, there has been no material default or violation by any other party with respect to any term of any Company Benefit Plan. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, and to the Company's knowledge, there is not and there has never been any event, condition or circumstance that could reasonably be expected to result in disqualification under the Code (or, in the case of a
Foreign Plan, the equivalent of disqualification under any applicable foreign
Legal Requirement). No "prohibited transaction," within the meaning of Section
4975 of the Code or Sections 406 and 407 of ERISA (other than a transaction exempt under Section 408 of ERISA), has occurred with respect to any Company

                                       32

Benefit Plan. There are no claims or Legal Proceedings pending, or, to the
Company's knowledge, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Benefit Plan or against the assets of any Company Benefit Plan. To the Company's knowledge, no breach of fiduciary duty has occurred with respect to which any Acquired Corporation or any of its fiduciaries could reasonably be expected to incur a material liability. Each
Company Benefit Plan (other than any Company Benefit Plan to be terminated prior to the Closing in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Effective Time of Merger I in accordance with its terms, without liability to Parent, Merger Subs, the Acquired Corporations or any Company Affiliate (other than ordinary administration expenses). To the
Company's knowledge, no Company Benefit Plan is under audit or investigation, or is subject to any other Legal Proceeding commenced by the IRS, the DOL or any other Governmental Body, nor is any such audit, investigation or other Legal
Proceeding pending or, to the Company's knowledge, threatened. None of the
Acquired Corporations nor any Company Affiliate has ever incurred any penalty or tax with respect to any Company Benefit Plan under Section 502(i) of ERISA or
Sections 4975 through 4980 of the Code. No mortgage, lien, pledge, charge, security interest or other Encumbrance of any kind has been imposed under the
Code, ERISA or any foreign Legal Requirement with respect to any Company Benefit
Plan or any of the assets of any Company Benefit Plan. All contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the
Unaudited Interim Balance Sheet.

                  (N) None of the Acquired Corporations nor any Company
Affiliate has ever maintained, established, sponsored, participated in, or contributed to any: (i) Company Benefit Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) "multiemployer plan" within the meaning of Section 3(37) of ERISA; (iii) "multiple employer plan" (within the meaning of Section 413(c) of the Code); or (iv) Company Benefit Plan in which stock of any of the Acquired Corporations or any Company Affiliate is or was
held as a "plan asset" within the meaning of DOL Regulations Section 2510.3-101.
The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such
Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign
Plan. Neither the execution of this Agreement, nor the consummation of any of the Contemplated Transactions, will cause any of the assets or insurance obligations to be less than the benefit obligations under such Company Benefit
Plan or Foreign Plan.

                  (O) No Company Benefit Plan provides (except at no cost to the
Acquired Corporations or any Company Affiliate), or reflects or represents any liability of any of the Acquired Corporations or any Company Affiliate to
provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Acquired Corporations or any
Company Affiliate, no Acquired Corporations nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any

                                       33

Company Associate (either individually or as a part of a group of Company
Associates) or any other Person that such Company Associate or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable
Legal Requirements.

                  (P) Except as set forth in Part 2.17(p) of the Disclosure
Schedule, neither the execution of this Agreement nor the consummation of any of the Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise) will (i) result in any bonus, severance or other payment or obligation to any Company Associate (whether or not under any Company Benefit Plan); (ii) materially increase the benefits payable or provided to, or result in a forgiveness of any indebtedness of, any Company
Associate; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit; (iv) result in any
"parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) cause any compensation to fail to be deductible under Section 162(m) of the Code or any other provision of the Code or any similar foreign Legal Requirement.
Without limiting the generality of the foregoing (and except as set forth in
Part 2.17(p) of the Disclosure Schedule), the consummation of the Contemplated
Transactions will not result in the acceleration of vesting of any unvested
Company Options.

                  (Q) Except as set forth in Part 2.17(q) of the Disclosure
Schedule, each of the Acquired Corporations and Company Affiliates: (i) is, and
at all times has been, in compliance in all material respects with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to
Company Associates, including the health care continuation requirements of
COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state law; (ii) has withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Associate; (iii) has no liability for any arrears of wages or any Taxes or any penalty for failure to comply with the Legal Requirements applicable to any of the foregoing; and (iv)
has no liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any
Company Associate (other than routine payments to be made in the normal course of business and consistent with past practice). Since January 1, 2002, none of the Acquired Corporations has effectuated a "plant closing," partial "plant closing," "relocation" or "termination" (each as defined in the Worker
Adjustment and Retraining Notification Act (the "WARN Act") or any similar Legal
Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired
Corporations.

                  (R) To the Company's knowledge, no stockholder nor any Company
Associate is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such
Person's efforts to promote the interests of the Acquired Corporations or that would interfere with the businesses of the Acquired Corporations or any Company
Affiliate. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Acquired Corporations or any Company
Affiliate as presently conducted nor any activity of such stockholder or Company

                                       34

Associate in connection with the carrying on of the business of the Acquired
Corporations or any Company Affiliate as presently conducted will, to the
Company's knowledge, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such stockholders or Company Associates is now bound.

            2.18 ENVIRONMENTAL MATTERS.

                  (A) Each of the Acquired Corporations: (i) is and has been in compliance in all material respects with, and has not been and is not in material violation of or subject to any material liability under, any applicable
Environmental Requirements (as defined in Section 2.18(f)); and (ii) possesses all permits and other Environmental Authorizations (as defined in Section
2.18(f)), and is in compliance with the terms and conditions thereof.

                  (B) None of the Acquired Corporations has received any written notice or other communication (in writing or otherwise), whether from a
Governmental Body, citizens group, Company Associate or otherwise, that alleges that any of the Acquired Corporations is not or might not be in compliance with any Environmental Requirement or Environmental Authorization, and, to the
Company's knowledge, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any existing
Environmental Requirement or Environmental Authorization in the future.

                  (C) To the Company's knowledge: (i) all property that is or was leased to, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern (as defined in
Section 2.18(f)) or material environmental contamination of any nature; (ii)
none of the property that is or was leased to, controlled by or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the property that is or was leased to, controlled by or used by any of the Acquired
Corporations contains any septic tanks in which process wastewater or any
Materials of Environmental Concern have been Released (as defined in Section
2.18(f)).

                  (D) No Acquired Corporation has ever Released any Materials of
Environmental Concern except in compliance in all material respects with all applicable Environmental Requirement.

                  (E) No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Requirement: (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii)
is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Requirement or to make payment for the cost of cleaning up any site.

                  (F) For purposes of this Section 2.18: (i) "Environmental
Requirement" means any federal, state, local or foreign Legal Requirement, order, writ, injunction, directive, authorization, judgment, decree, grant, franchise, Contract or other governmental restriction and requirement, whether judicial or administrative, relating to pollution or protection of human health and safety, natural resources or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal

                                       35

Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) "Environmental
Authorization" means any Governmental Authorization required under applicable
Environmental Requirements; (iii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Requirement or that is otherwise a danger to health, reproduction or the environment; and (iv) "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

            2.19 INSURANCE.

                  (A) The Company has made available to Parent accurate and
complete copies of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets, liabilities and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. Except as set forth in Part 2.19(a) of the
Disclosure Schedule, since January 1, 2002, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible:
(i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part
2.19(a) of the Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired
Corporations. All information provided to insurance carriers (in applications and otherwise) on behalf of each of the Acquired Corporations is accurate and complete in all material respects. Except as set forth in Part 2.19(a) of the
Disclosure Schedule, the Company has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened against any of the Acquired Corporations, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal
Proceeding, or informed any of the Acquired Corporations of its intent to do so.

                  (B) The Company has made available to Parent accurate and
complete copies of all material correspondence between any of the Acquired
Corporations and any insurance carrier or insurance broker.

                  (C) Attached as Annex 2.19(c) to the Disclosure Schedule are
accurate and complete copies of the existing policies (primary and excess) of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "Existing D&O Policies"). The Company has made available to Parent accurate and complete copies of all directors' and officers'
liability insurance policies issued to the Company incepting on or after January
1, 2002. Part 2.19(c) of the Disclosure Schedule accurately sets forth the most recent annual premiums paid by the Company with respect to the Existing D&O
Policies.

                                       36

            2.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in the
Company SEC Documents filed prior to the date of this Agreement, since the date of the Company's Annual Report on Form 10-KSB for the fiscal year ended December
31, 2003, as filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.20 of the Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

            2.21 LEGAL PROCEEDINGS; ORDERS.

                  (A) Except as set forth in Part 2.21(a) of the Disclosure
Schedule, there is no pending Legal Proceeding, and (to the Company's knowledge)
no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations, any Company Associate (in his or her capacity as such) or any of the assets owned or used by any of the Acquired Corporations; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, Merger I or any of the other
Contemplated Transactions. Except as set forth in Part 2.21(a) of the Disclosure
Schedule or any demand for appraisal under Section 262 of the DGCL, to the
Company's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. The
Legal Proceedings identified in Part 2.21(a) of the Disclosure Schedule have not had and, if decided adversely to any Acquired Corporation, could not reasonably be expected to have or result in a Company Material Adverse Effect.

                  (B) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject other than administrative and other orders issued by the Gaming Authorities enabling the Acquired Corporations to own and use their assets and conduct their business. To the Company's knowledge, no officer or other key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

            2.22 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has all
necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has: (a) determined that Merger I is advisable and fair to and in the best interests of the Company and its stockholders; (b)
determined that the Charter Amendment is advisable and fair to and in the best interests of the Company and its stockholders; (c) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved Merger I; (d) approved the Charter Amendment; (e) recommended the adoption and approval of this Agreement by the holders of Company Common Stock and Company Preferred Stock and directed that this Agreement and Merger I be submitted for consideration by the Company's stockholders at the Company
Stockholders' Meeting (as defined in Section 5.2); (f) recommended the approval of the Charter Amendment by the holders of Company Common Stock and Company

                                       37

Preferred Stock and directed that the Charter Amendment be submitted for consideration by the Company's stockholders at the Company Stockholders'
Meeting; and (g) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar
Legal Requirement that might otherwise apply to Merger I or any of the other
Contemplated Transactions. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
Prior to the execution of the Voting Agreements, the Board of Directors of the
Company received and considered the Voting Agreements and the transactions contemplated thereby.

            2.23 INAPPLICABILITY OF ANTI-TAKEOVER STATUTES. The board of directors of the Company has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section
203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Voting Agreements and to the consummation of Merger I and the other Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to Merger I, this Agreement, the Voting Agreements or any of the other Contemplated
Transactions.

            2.24 INAPPLICABILITY OF SECTION 2115 OF CALIFORNIA CORPORATIONS
CODE. The Company is not subject to Section 2115 of the California Corporations
Code.

            2.25 NO DISCUSSIONS. Except as permitted pursuant to Section 4.3(a)
of this Agreement, none of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition
Proposal. Since January 1, 2003, none of the Acquired Corporations has terminated or waived any rights under any confidentiality, "standstill,"
nonsolicitation or similar agreement with any third party to which any of the
Acquired Corporations is or was a party or under which any of the Acquired
Corporations has or had any rights.

            2.26 VOTE REQUIRED. The affirmative vote of (a) the holders of a majority of the shares of Company Common Stock and Series A Preferred Stock (on
an as-converted basis) outstanding on the record date for the Company
Stockholders' Meeting and entitled to vote, (b) the holders of a majority of the shares of Series A Preferred Stock outstanding on the record date for the
Company Stockholders' Meeting and entitled to vote, and (c) the holders of a majority of the shares of Series B Preferred Stock outstanding on the record date for the Company Stockholders' Meeting and entitled to vote (collectively, the "Required Stockholder Vote") are the only votes of the holders of any class or series of the Company's capital stock necessary to adopt or approve this
Agreement and approve Merger I or the other Contemplated Transactions and to approve the Charter Amendment.

            2.27 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.27 of the Disclosure Schedule, neither (a) the execution, delivery or performance of this Agreement, nor (b) the consummation of Merger I or any of the other
Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

                                       38

            (A) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired
      Corporations;

            (B) subject to compliance with the HSR Act, if applicable, contravene, conflict with or result in a violation of, or give any
      Governmental Body or other Person the right to challenge Merger I or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

            (C) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental
      Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations so long as all approvals required under Gaming Laws for the consummation of the Contemplated Transactions have been obtained;

            (D) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Company Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Contract; (iii) accelerate the maturity or performance of any Company Contract; or (iv) cancel, terminate or modify any term of any Company Contract;

            (E) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired
      Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations);
      or

            (F) result in, or increase the likelihood of, the disclosure or delivery to any escrow holder or other Person of any Company Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.

            Except as may be required by the Exchange Act, the DGCL, the Gaming
      Laws, the HSR Act, if applicable, any foreign antitrust Legal Requirement and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Prospectus/Proxy Statement), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (1) the execution, delivery or performance of this Agreement, or (2) the consummation of Merger I or any of the other Contemplated Transactions.

                                       39

            2.28 FAIRNESS OPINION. The Company's board of directors has received the written opinion of Trenwith Valuation, LLC, financial advisor to the Company
(the "Financial Advisor"), dated the date of this Agreement, to the effect that the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company. The Company has furnished an accurate and complete copy of said written opinion to Parent. All information provided on behalf of the Company to the Financial Advisor and considered by the Financial Advisor in preparing its fairness opinion is accurate and complete.

            2.29 FINANCIAL ADVISOR. Except for the Financial Advisor, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finder's fee, opinion fee, success fee, transaction fee or other fee or commission in connection with Merger I or any of the other Contemplated
Transactions based upon arrangements made by or on behalf of any of the Acquired
Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of the Financial Advisor.

            2.30 FULL DISCLOSURE.

                  (A) Section 2 of this Agreement (including the Disclosure
Schedule) does not, and the certificate referred to in Section 6.6(e) will not:
(i) contain any representation, warranty or information that is false, misleading or incomplete with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

                  (B) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form
S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities
Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the
Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company
Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The
Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

      SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

      Parent and Merger Subs represent and warrant to the Company as follows:

                                       40

            3.1 DUE ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.
Merger Sub I is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub II is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

            3.2 CERTIFICATE OF INCORPORATION; BYLAWS. Parent has made available to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of Parent and Merger Sub
I, including all amendments thereto.

            3.3 CAPITALIZATION. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of Parent
Preferred Stock. As of December 31, 2004, 22,280,451 shares of Parent Common
Stock were issued and outstanding. As of the date of this Agreement, no shares of Parent Preferred Stock are outstanding. All of the outstanding shares of
Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of December 31, 2004, 6,530,609 shares of Parent
Common Stock were reserved for future issuance pursuant to outstanding stock options or warrants to purchase Parent Common Stock. Except as set forth in this
Section 3.3, there are (i) no other shares of capital stock or voting securities of Parent, (ii) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent and (iii) no options or other rights to acquire from Parent, and no obligations of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. The authorized capital stock of Merger Sub I consists of 100 shares of Common Stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub I is, and at the Effective Time of
Merger I will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub I, (ii) no securities of Merger Sub I convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub I, and (iii) no options or other rights to acquire from
Merger Sub I, and no obligations of Merger Sub I to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub I. Merger Sub I has not conducted any business prior to the date hereof and has no, and prior to the Effective Time of
Merger I will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the
Transaction and the other transactions contemplated by this Agreement.

            3.4 SEC FILINGS; FINANCIAL STATEMENTS.

                  (A) Parent has delivered or made available to the Company
accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the
SEC since January 1, 2004 (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC since January 1, 2004 have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the
Parent SEC Documents complied in all material respects with the applicable

                                       41

requirements of the Securities Act or the Exchange Act (as the case may be); and
(ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (B) The consolidated financial statements contained or
incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods covered thereby.

            3.5 ABSENCE OF CHANGES. Since September 30, 2004:

                  (A) there has not been any event that has had a Parent
Material Adverse Effect;

                  (B) there has not been any material loss, damage or
destruction to, or any material interruption in the use of, any of the assets of
Parent (whether or not covered by insurance);

                  (C) Parent has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; and

                  (D) there has been no amendment to the certificate of
incorporation, bylaws or other charter or organizational documents of Parent or
Merger Subs.

            3.6 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Subs
have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by
Parent and Merger Subs of this Agreement have been duly authorized by any necessary action on the part of Parent and Merger Subs and their respective boards of directors or managers. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Subs, enforceable against them in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

            3.7 NO VOTE REQUIRED. No vote of the holders of Parent Common Stock is required to authorize the Contemplated Transactions.

            3.8 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Merger Subs nor the consummation by Parent and
Merger Subs of the Transaction will: (a) conflict with or result in any breach of the certificate of incorporation or bylaws of Parent or Merger Sub I; (b)
conflict with or result in any breach of the certificate of organization or limited liability company agreement of Merger Sub II; (c) result in a default by
Parent or Merger Subs under any Contract to which either Parent or Merger Subs

                                       42

are a party, except for any default that has not had and will not have a Parent
Material Adverse Effect; or (d) provided all approvals required under Gaming
Laws for consummation of the Contemplated Transactions are obtained, result in a violation by Parent or Merger Subs of any Legal Requirement or any order, writ, injunction, judgment or decree to which either Parent or Merger Subs are subject, except for any violation that will not have a Parent Material Adverse
Effect. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the DGCL, the Gaming Laws, the HSR Act, any foreign antitrust Legal Requirement and the NASD Bylaws (as they relate to the
Form S-4 Registration Statement and the Prospectus/Proxy Statement), neither
Parent nor Merger Subs were, are or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with: (i) the execution, delivery or performance of this Agreement;
or (ii) the consummation of Merger I or any of the other Contemplated
Transactions.

            3.9 VALID ISSUANCE. The Parent Common Stock, including the Balance
Shares, and the rights to receive the Balance Shares pursuant to Section 1.11 to be issued in the Transaction will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. From the
Effective Time of Merger I, Parent shall have at all times a reserve of duly authorized shares of Parent Common Stock at least equal to of the greater of (a)
the aggregate number of shares of Parent Common Stock issuable upon exercise the outstanding options and warrants assumed by Parent pursuant to Section 5.4 and
(b) the aggregate number of shares of Parent Common Stock issuable pursuant to
Section 1.11.

            3.10 DISCLOSURE. None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the
Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of
Parent for inclusion in the Prospectus/Proxy Statement will, at the time the
Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

            3.11 TAX-FREE REORGANIZATION. To Parent's knowledge, there is no fact or circumstance, and Parent has no plan or intention to take or refrain from taking any action, that would be reasonably likely to prevent the
Transaction from qualifying a as a reorganization pursuant to the provisions of
Section 368 of the Code.

                                       43

      SECTION 4. CERTAIN COVENANTS OF THE COMPANY

            4.1 ACCESS AND INVESTIGATION. Subject to the Confidentiality
Agreement and Gaming Laws, during the period commencing on the date of this
Agreement and ending at the Effective Time of Merger I (the "Pre-Closing
Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; (b)
provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as
Parent may reasonably request; and (c) permit Parent's officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of the Company responsible for the Company's financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate in order to enable Parent to satisfy its obligations under the
Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

            (I) the unaudited monthly consolidated balance sheets of the
      Acquired Corporations as of the end of each calendar month and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows for such calendar month, which shall be delivered by the Company to Parent within fifteen days after the end of such calendar month;

            (II) all material operating and financial reports prepared by the
      Acquired Corporations for the Company's senior management, including sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the
      Company's senior management;

            (III) any written materials or communications sent by or on behalf of the Company to its stockholders;

            (IV) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Material
      Contract or sent to any of the Acquired Corporations by any party to any
      Material Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Material Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

            (V) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Transaction or any of the other Contemplated Transactions;

                                       44

            (VI) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, any of the Acquired Corporations relating to any pending or threatened Legal Proceeding involving or affecting any of the Acquired Corporations; and

            (VII) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

            4.2 OPERATION OF THE COMPANY'S BUSINESS.

                  (A) During the Pre-Closing Period: (i) the Company shall
ensure that each of the Acquired Corporations conducts its business and operations: (A) in the ordinary course and in accordance with past practices;
and (B) in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material Contracts; (ii)
the Company shall use reasonable efforts to ensure that each of the Acquired
Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.19; (iv) the Company shall cause to be provided all notices, assurances and support required by any Company
Contract relating to any Intellectual Property or Intellectual Property Right in
order to ensure that no condition under such Company Contract occurs that could result in, or could increase the likelihood of: (A) any transfer or disclosure by any Acquired Corporation of any Company Source Code; or (B) a release from any escrow of any Company Source Code that has been deposited or is required to be deposited in escrow under the terms of such Company Contract; (v) the Company shall promptly notify Parent of: (A) any notice or other communication from any
Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal
Proceeding against, relating to, involving or otherwise affecting any of the
Acquired Corporations that is commenced, or, to the Company's knowledge, threatened against, any of the Acquired Corporations; and (vi) the Company shall
(to the extent requested by Parent) cause its officers and the officers of its
Subsidiaries to report regularly to Parent concerning the status of the
Company's business.

                  (B) During the Pre-Closing Period, the Company shall not
(without the prior written consent of Parent), and shall not (without the prior written consent of Parent) permit any of the other Acquired Corporations to:

            (I) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock (other than dividends payable on outstanding shares of the Company's Series B
      Preferred Stock), or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

            (II) sell, issue, grant or authorize the sale, issuance or grant of:
      (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security, except that the Company may issue shares of Company Common Stock

                                       45

      upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement;

            (III) except as set forth in Part 2.17(k) of the Disclosure
      Schedule, amend or waive any of its rights under, or permit the acceleration of the vesting under, any provision of: (A) any of the
      Company's stock option plans; (B) any Company Option, Company Warrant or any agreement evidencing or relating to any outstanding stock option or warrant; (C) any restricted stock purchase agreement; or (D) any other
      Contract evidencing or relating to any equity award (whether payable in cash or stock);

            (IV) amend or permit the adoption of any amendment to its
      certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

            (V) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

            (VI) make any capital expenditure;

            (VII) other than in the ordinary course of business consistent with past practices, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any
      Material Contract;

            (VIII) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license (other than licenses in the ordinary course of business consistent with past practices), any right or other asset to any other Person, or waive or relinquish any material right;

            (IX) write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

            (X) make any pledge of any of its assets or permit any of its assets to become subject to any Encumbrances;

            (XI) lend money to any Person, or incur or guarantee any
      indebtedness;

            (XII) establish, adopt, enter into or amend any Company Benefit Plan or Company Benefit Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees;

                                       46

            (XIII) hire any employee;

            (XIV) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;

            (XV) make any Tax election or file any Tax Return;

            (XVI) commence or settle any Legal Proceeding;

            (XVII) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices, including entering into or modifying any commitment with respect to potential gaming activities in any jurisdiction; or

            (XVIII) agree or commit to take any of the actions described in clauses (i) through (xvii) of this Section 4.2(b).

                  (C) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A)
such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B)
such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or materially less likely or that has had or could reasonably be expected to have or result in a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any
Legal Proceeding or material claim threatened, commenced or asserted against or with respect to, or otherwise affecting, any of the Acquired Corporations or (to the Company's knowledge) any director, officer or key employee of any of the
Acquired Corporations. No notification given to Parent pursuant to this Section
4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

                  (D) The Company shall (to the extent directed by Parent in writing) timely exercise in full any right or option it may have to repurchase shares of its capital stock which is or becomes exercisable during the
Pre-Closing Period, provided that any such exercise may be conducted subject to and concurrent with the Closing. The Company shall use reasonable efforts to notify Parent in writing at least ten days in advance of any such repurchase right or option becoming exercisable.

                                       47

4.3      NO SOLICITATION.

                  (A) The Company shall not directly or indirectly do, and shall not authorize any Representative of any of the Acquired Corporations directly or indirectly to do, any of the following: (i) solicit, initiate, encourage, induce or facilitate the communication, making, submission or announcement of any
Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition
Inquiry; (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or
Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that, notwithstanding anything contained in this Section 4.3(a) (but subject to the other provisions of this Agreement), prior to the adoption and approval of this
Agreement and the Charter Amendment by the Required Stockholder Vote, the
Company may furnish nonpublic information regarding the Acquired Corporations to, or enter into discussions with, any Person in response to a Superior Offer that is submitted to the Company by such Person (and not withdrawn) if: (A)
neither the Company nor any Representative of any of the Acquired Corporations
shall have breached any of the provisions set forth in this Section 4.3; (B) the board of directors of the Company concludes in good faith, after having taken into account the written advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Legal
Requirements; (C) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person; (D) the
Company receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and "standstill" provisions) at least as favorable to the Company as those contained in the Confidentiality
Agreement; and (E) prior to or concurrent with furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to
Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that, in the event any
Representative of any of the Acquired Corporations (whether or not such
Representative is purporting to act on behalf of any of the Acquired
Corporations) takes any action that, if taken by the Company, would constitute a breach of this Section 4.3 by the Company, the taking of such action by such
Representative shall be deemed to constitute a breach of this Section 4.3 by the
Company for purposes of this Agreement.

                  (B) If any Acquired Corporation or any Representative of any
Acquired Corporation receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or
Acquisition Inquiry) advise Parent orally and in writing of such Acquisition
Proposal or Acquisition Inquiry (including the identity of the Person making or

                                       48

submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). The Company shall keep Parent fully informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto.

                  (C) The Company shall immediately cease and cause to be
terminated any existing discussions with any Person that relate to any
Acquisition Proposal or Acquisition Inquiry.

                  (D) The Company shall not release or permit the release of any
Person from, or waive or permit the waiver of any provision of or right under, any confidentiality, non-solicitation, no hire, "standstill" or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and shall enforce or cause to be enforced each such agreement to the extent requested by Parent. The Company shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition
Transaction or equity investment to return to the Acquired Corporations all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

                  (E) In the event that, prior to the thirtieth day after the date of this Agreement, the Company receives a Qualified Primeline/SBX/STB
Offer, Parent and the Company shall attempt in good faith to negotiate appropriate amendments to this Agreement to facilitate, to the extent reasonably feasible, the closing of such transaction prior to the Effective Time of Merger
I and the distribution to the Company's stockholders of one-half of that portion of the cash consideration received upon the closing of such transaction, if any, that exceeds $9.0 million.

            4.4 NET OPERATING LOSSES. The Company shall use reasonable efforts to cause an examination of the usability of the net operating losses of the
Company under Section 382 of the Code to be completed as soon as practicable following the date of this Agreement, but in no event later than the Closing. An accounting firm of nationally recognized reputation jointly selected by the
Company and Parent shall conduct such examination. The Company shall use reasonable efforts to cooperate with Parent and the accounting firm in conducting the examination.

      SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

            5.1 REGISTRATION STATEMENT; PROSPECTUS/PROXY STATEMENT.

                  (A) As promptly as practicable after the date of this
Agreement, Parent and the Company shall prepare and cause to be filed with the
SEC the Prospectus/Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the
Prospectus/Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use reasonable efforts to cause the Form S-4 Registration
Statement and the Prospectus/Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company shall use reasonable efforts to cause the
Prospectus/Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 Registration Statement is declared

                                       49

effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the
Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form
S-4 Registration Statement or the Prospectus/Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company. If any event relating to Parent occurs, or if Parent becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration
Statement or the Prospectus/Proxy Statement, then Parent shall promptly inform the Company thereof and shall cooperate with the Company in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

                  (B) Prior to the Effective Time of Merger I, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the
Parent Common Stock to be issued in Merger I will (to the extent required) be registered or qualified or exempt from registration or qualification under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the
Company Stockholders' Meeting; provided, however, that Parent shall not be required: (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified; or (ii) to file a general consent to service of process in any jurisdiction.

            5.2 COMPANY STOCKHOLDERS' MEETING.

                  (A) The Company shall take all action necessary under all
applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock and Company Preferred Stock to vote on the adoption and approval of this Agreement (which shall be conditioned on the approval of the Charter Amendment but shall not be conditioned on any other proposal that may be set forth in the Prospectus/Proxy Statement) and the
Charter Amendment (which shall not be conditioned on any other proposal that may be set forth in the Prospectus/Proxy Statement) (the "Company Stockholders'
Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the
Form S-4 Registration Statement is declared effective under the Securities Act.
The Company shall ensure that all proxies solicited by or on behalf of the
Company in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

                  (B) Subject to Section 5.2(c): (i) the Prospectus/Proxy
Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company's stockholders vote to adopt and approve this Agreement and the Charter Amendment at the Company Stockholders' Meeting
(the recommendation of the Company's board of directors that the Company's stockholders vote to adopt and approve this Agreement and the Charter Amendment being referred to as the "Company Board Recommendation"); and (ii) the Company
Board Recommendation shall not be withdrawn or modified in a manner adverse to

                                       50

Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed. The Prospectus/Proxy
Statement shall include the opinion of the Financial Advisor referred to in
Section 2.29.

                  (C) Notwithstanding anything to the contrary contained in
Section 5.2(b), at any time prior to the adoption and approval of this Agreement and the Charter Amendment by the Required Stockholder Vote, the Company Board
Recommendation may be withdrawn or modified in a manner adverse to Parent if:
(i) an unsolicited, bona fide written offer to purchase all of the outstanding shares of Company Common Stock and Company Preferred Stock is made to the
Company and is not withdrawn; (ii) such unsolicited, bona fide, written offer was not obtained or made as a direct or indirect result of a breach of this
Agreement or the Confidentiality Agreement; (iii) the Company provides Parent with prior notice of any meeting of the Company's board of directors at which such board of directors will consider and determine whether such offer is a
Superior Offer; (iv) the Company's board of directors determines in good faith
(after consulting with an independent financial advisor of nationally recognized reputation) that such offer constitutes a Superior Offer; (v) the Company's board of directors determines in good faith, after consulting with the Company's outside legal counsel, that, in light of such Superior Offer, the withdrawal or modification of the Company Board Recommendation is required in order for the
Company's board of directors to comply with its fiduciary obligations to the
Company's stockholders under applicable Legal Requirements; and (vi) the Company
Board Recommendation is not withdrawn or modified in a manner adverse to Parent at any time within five business days after Parent receives written notice of such Superior Offer.

                  (D) The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

            5.3 REGULATORY APPROVALS. Each party shall use all reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all notices, applications, reports and other documents required to be filed by such party with or otherwise submitted by such party to any
Governmental Body with respect to the Transaction, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file (a) the notification and report forms required to be filed under the HSR Act, (b) any notification or other document required to be filed in connection with the Transaction under any applicable foreign Legal Requirement relating to antitrust or competition matters, and (c) all applications necessary to obtain all required Governmental
Authorizations under Gaming Laws. Also without limiting the generality of the foregoing, the Company and Parent shall use all reasonable efforts to (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Contemplated
Transaction or this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Transaction or this Agreement,

                                       51

take all reasonable action necessary to ensure that the Transaction may be consummated as promptly as practicable on the terms contemplated by this
Agreement and otherwise to minimize the effect of such statute or regulation thereon. The Company and Parent shall respond as promptly as practicable to: (A)
any inquiries or requests received from the Federal Trade Commission or the
Department of Justice for additional information or documentation; and (B) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters. At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any other action with respect to any of the businesses, product lines or assets of the Acquired Corporations, provided that any such action is conditioned upon the consummation of Merger I.

            5.4 COMPANY OPTIONS AND COMPANY WARRANTS .

                  (A) At the Effective Time of Merger I, each Company Option that is outstanding and unexercised immediately prior to the Effective Time of
Merger I, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under Company Options assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock.
Accordingly, from and after the Effective Time of Merger I: (i) each Company
Option assumed by Parent may be exercised solely for shares of Parent Common
Stock; (ii) the number of shares of Parent Common Stock subject to each Company
Option assumed by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time of Merger I by the Common Stock Exchange Ratio, and
rounding the resulting number down to the nearest whole number of shares of
Parent Common Stock; (iii) the per share exercise price for the Parent Common
Stock issuable upon exercise of each Company Option assumed by Parent shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective
Time of Merger I, by the Common Stock Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Company Option assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that: (A) each Company Option assumed by Parent in accordance with this Section
5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common
Stock subsequent to the Effective Time of Merger I; and (B) Parent's board of directors or a committee thereof shall succeed to the authority and responsibility of the Company's board of directors or any committee thereof with respect to each Company Option assumed by Parent.

                  (B) At the Effective Time of Merger I, each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time of
Merger I shall be converted into and become a warrant to purchase Parent Common
Stock, and Parent shall assume each such Company Warrant in accordance with the terms of the warrant agreement by which such Company Warrant is evidenced. All rights with respect to Company Common Stock under Company Warrants assumed by
Parent shall thereupon be converted into rights with respect to Parent Common

                                       52

Stock. Accordingly, from and after the Effective Time of Merger I: (i) each
Company Warrant assumed by Parent may be exercised solely for shares of Parent
Common Stock; (ii) the number of shares of Parent Common Stock subject to each
Company Warrant assumed by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Warrant immediately prior to the Effective Time of Merger I by the Common Stock Exchange
Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent
Common Stock issuable upon exercise of each Company Warrant assumed by Parent shall be determined by dividing the per share exercise price of Company Common
Stock subject to such Company Warrant, as in effect immediately prior to the
Effective Time of Merger I, by the Common Stock Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Company Warrant assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that each Company Warrant assumed by Parent in accordance with this
Section 5.4(b) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to
Parent Common Stock subsequent to the Effective Time of Merger I.

                  (C) Parent shall prepare and file with the SEC, at Parent's expense, an appropriate registration statement under the Securities Act for purposes of registering the issuance of Parent Common Stock pursuant to the exercise of Company Options and Company Warrants assumed by Parent pursuant to clauses (a) and (b) above or, if the issuance is not deemed to be a registrable transaction, the resale of the Parent Common Stock issuable upon exercise of the
Company Options and Company Warrants assumed by Parent pursuant to clauses (a)
and (b) above.

            5.5 EMPLOYEE BENEFITS.

                  (A) Parent agrees that, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or Legal Requirements, all employees of the Acquired Corporations who continue employment with Parent, Surviving Entity or any Subsidiary of the Parent or
Surviving Entity after the Effective Time of Merger I ("Continuing Employees")
shall be eligible to participate in Parent's health, vacation and 401(k) plans, to substantially the same extent as similarly situated employees of Parent.
Nothing in this Section 5.5(a) or elsewhere in this Agreement shall be construed to create a right in any Company Associate to employment with Parent, Surviving
Entity or any Subsidiary of the Parent or Surviving Entity, and the employment of each Continuing Employee shall be "at will" employment. No Company Associate or Continuing Employee shall be deemed to be a third party beneficiary of this
Agreement.

                  (B) If requested by Parent prior to the Closing, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective as of the Effective Time of Merger I, any Company Benefit
Plan that contains a cash or deferred arrangement intended to qualify under
Section 401(k) of the Code (a "Company 401(k) Plan"). If the Company is required

                                       53

to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company's board of directors of resolutions authorizing the termination of such Company
401(k) Plan (the form and substance of which resolutions shall be subject to the prior review and approval of Parent). The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request.

            5.6 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  (A) All rights to indemnification by the Company existing in favor of each individual who is an officer or director of the Company as of the date of this Agreement (each such individual, an "Indemnified Person") for his acts and omissions as a director or officer of the Company occurring prior to the Effective Time of Merger I, as provided in the Company's bylaws (as in effect as of the date of this Agreement) and as provided in the Indemnification
Contract between the Company and such Indemnified Person (as in effect as of the date of this Agreement) in the form disclosed by the Company to Parent prior to the date of this Agreement, shall survive Merger I and shall continue in full force and effect (to the fullest extent such rights to indemnification are available under and are consistent with Delaware law) for a period of two (2)
years from the date on which Merger I becomes effective.

                  (B) From the Effective Time of Merger I until the second
anniversary of the date on which Merger I becomes effective, Surviving Entity shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time of Merger I, the Existing D&O Policies, to
the extent that directors' and officers' liability insurance coverage is available on commercially reasonable terms; provided, however, that: (i)
Surviving Entity may substitute for the Existing D&O Policies a policy or policies of comparable coverage; (ii) Surviving Entity shall not be required to pay annual premiums for the Existing D&O Policies (or for any substitute policies) that exceed, in the aggregate, $135,000 (the "Maximum Premium"); and
(iii) in the event the annual premiums are more than the Maximum Premium, the former officers and directors of the Company shall be allowed to fund the difference in order that the policy may be maintained for their benefit.

            5.7 ADDITIONAL AGREEMENTS.

                  (A) Subject to Section 5.7(b), Parent and the Company shall use reasonable efforts to cause to be taken all actions necessary to consummate
Merger I and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.7(b), each party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such party in connection with Merger I and the other Contemplated Transactions; (ii) shall use reasonable efforts to obtain each Consent (if any) required to be obtained
(pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with Merger I or any of the other Contemplated Transactions;
and (iii) shall use reasonable efforts to lift any injunction prohibiting, or any other legal bar to, Merger I or any of the other Contemplated Transactions.
Parent and the Company shall provide each other with a copy of each proposed

                                       54

filing with or other submission to any Governmental Body relating to any of the
Contemplated Transactions, and shall give the other party a reasonable time prior to making such filing or other submission in which to review and comment on such proposed filing or other submission. Parent and the Company shall promptly deliver to each other a copy of each such filing or other submission made, each notice given and each Consent obtained by the Company during the
Pre-Closing Period.

                  (B) Notwithstanding anything to the contrary contained in this
Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of or transfer any assets; (ii) to discontinue or cause any of its
Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its
Subsidiaries to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property
Right, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other
Intellectual Property or Intellectual Property Right; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired
Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding or any order, writ, injunction or decree relating to Merger I or any of the other Contemplated
Transactions if Parent determines in good faith that contesting such Legal
Proceeding or order, writ, injunction or decree might not be advisable.

            5.8 DISCLOSURE. Without limiting any of Parent's or the Company's obligations under the Confidentiality Agreement, neither Parent or the Company shall, and neither Parent or the Company shall permit any of their respective
Subsidiaries or Representatives to, issue any press release or make any disclosure (to any customers or employees of any of the Acquired Corporations, to the public or otherwise) regarding Merger I or any of the other Contemplated
Transactions unless: (a) Parent and the Company shall have approved such press release or disclosure in writing; or (b) Parent or the Company shall have delivered to the other party, as applicable, a copy of a written legal opinion from a reputable law firm confirming that such disclosure is required by applicable law and, at least 72 hours before such press release or disclosure is issued or made, the disclosing party advises the other party of, and consults with the other party regarding, the text of such press release or disclosure.

            5.9 AFFILIATE AGREEMENTS. The Company shall use reasonable efforts to cause each Person identified in Part 2.20 of the Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Prospectus/Proxy
Statement to the Company's stockholders, an Affiliate Agreement in the form of
Exhibit B. Subsequent to the Closing, the Company shall not register, or allow its transfer agent to register, on its books any transfer of any shares of
Company Common Stock or Company Preferred Stock of any "affiliate" of the
Company who has not provided a signed Affiliate Agreement in accordance with this Section 5.9.

                                       55

            5.10 TAX MATTERS. At or prior to the filing of the Form S-4
Registration Statement, the Company and Parent shall execute and deliver to
Cooley Godward LLP and to Preston, Gates and Ellis, LLP tax representation letters in customary form. To the extent requested by Parent or the Company, each of Parent, Merger Subs and the Company shall confirm to Cooley Godward LLP and to Preston, Gates and Ellis, LLP the accuracy and completeness as of the
Effective Time of Merger I of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use all reasonable efforts prior to the Effective Time of Merger I to cause the
Transaction to qualify as a tax-free reorganization under Section 368(a)(1) of the Code. Following the delivery of the tax representation letters pursuant to the first sentence of this Section 5.10, each of Parent and the Company shall use reasonable efforts to cause Cooley Godward LLP and Preston, Gates and Ellis,
LLP, respectively, to deliver to it a tax opinion satisfying the requirements of
Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.10.

            5.11 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use reasonable efforts to cause to be delivered to Parent a letter of PKF, Certified
Public Accountants, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

            5.12 LISTING. Parent shall cause the shares of Parent Common Stock being issued in Merger I to be approved for listing (subject to notice of issuance) on the NASDAQ National Market at or prior to the Effective Time of
Merger I.

            5.13 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use reasonable efforts to obtain and deliver to Parent at or prior to the Effective
Time of Merger I the resignation of each officer and director of each of the
Acquired Corporations, such resignations to be effective as of the Effective
Time of Merger I. The resignations of the Company's officers and directors hereunder shall not, by themselves, prejudice such officers' and directors'
rights to compensation under their respective written agreements set forth in
Part 2.10 of the Disclosure Schedule, and such resignations shall be treated for purposes of such agreements as a termination by the Company.

            5.14 SECTION 16 MATTERS. Prior to the Effective Time of Merger I,
the Company shall take such reasonable steps as are required to cause the disposition of Company Common Stock in connection with Merger I by each individual who is subject to the reporting requirements of Section 16(a) of the
Exchange Act with respect to the Company to be exempt from Section 16(b) of the
Exchange Act pursuant to Rule 16b-3 under the Exchange Act. If the Company delivers the Section 16 Information (as defined below) to Parent at least 30 days prior to the Effective Time of Merger I, then, prior to the Effective Time of Merger I, Parent shall take such reasonable steps as are required to cause the acquisition of Parent Common Stock in connection with Merger I by each individual who, immediately after the Effective Time of Merger I, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. For purposes of this Section 5.14,

                                       56

"Section 16 Information" shall mean the following information for each individual who, immediately after the Effective Time of Merger I, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: (a) the number of shares of Company Common Stock held by such individual and expected to be exchanged for shares of Parent Common Stock in
Merger I; and (b) the number of Company Options held by such individual and expected to be converted into shares of Parent Common Stock in connection with
Merger I.

            5.15 During the Pre-Closing Period, Parent shall not (without the prior written consent of the Company):

                  (A) declare, accrue, set aside or pay any cash dividend or make any other cash distribution in respect of any shares of capital stock; or

                  (B) amend or permit the adoption of any amendment to its
certificate of incorporation or bylaws so as to adversely affect the holders of
Company Common Stock or Company Preferred Stock after the Effective Time of
Merger I in a manner different than the holders of Parent Common Stock in general.

            5.16 During the Pre-Closing Period, Parent shall promptly notify the
Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this
Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B)
such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 7 impossible or materially less likely or that has had or could reasonably be expected to have or result in a
Parent Material Adverse Effect. No notification given to the Company pursuant to this Section 5.16 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

      SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUBS

      The obligations of Parent and Merger Subs to effect Merger I and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

            6.1 ACCURACY OF REPRESENTATIONS.

                  (A) The representations and warranties of the Company
contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement; provided, however, that in determining the accuracy of such representations and warranties for purposes of this Section
6.1(a): (i) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations

                                       57

and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

                  (B) The representations and warranties of the Company
contained in this Agreement shall be accurate in all respects as of the Closing
Date as if made on and as of the Closing Date; provided, however, that: (i) in determining the accuracy of such representations and warranties for purposes of this Section 6.1(b): (A) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; and (ii) any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have or result in, a
Company Material Adverse Effect.

            6.2 PERFORMANCE OF COVENANTS. Each of the covenants or obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the
Company in all material respects.

            6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4
Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding seeking a stop order shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement.

            6.4 STOCKHOLDER APPROVAL. This Agreement and the Charter Amendment
shall have been duly adopted and approved by the Required Stockholder Vote.

            6.5 CONSENTS. All material Consents required to be obtained in connection with Merger I and the other Contemplated Transactions (including the
Consents identified on Schedule 6.5), together with those Governmental
Authorizations required under Gaming Laws, shall have been obtained and shall be in full force and effect.

            6.6 AGREEMENTS AND OTHER DOCUMENTS. Parent and the Company shall have received the following agreements and other documents, each of which shall be in full force and effect:

            (A) Affiliate Agreements in the form of Exhibit B, executed by each
      Person who could reasonably be deemed to be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company;

            (B) Noncompetition Agreements in the form of Exhibit C, executed by the Persons identified on Schedule 6.6(b);

            (C) a letter from PKF, Certified Public Accountants, dated as of the
      Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, updating the letter referred to in Section 5.11;

                                       58

            (D) a legal opinion of Cooley Godward LLP dated as of the Closing
      Date and addressed to Parent, to the effect that the Transaction will constitute a reorganization within the meaning of Section 368 of the Code
      (it being understood that (i) in rendering such opinion, Cooley Godward
      LLP may rely upon the tax representation letters referred to in Section
      5.10 and any subsequent written confirmation of the continuing accuracy thereof, and (ii) if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Preston, Gates and Ellis, LLP renders such opinion);

            (E) a certificate executed by the Chief Executive Officer and Chief
      Financial Officer of the Company confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5, 6.8, 6.11, 6.12, 6.13, 6.14 and 6.16 have been duly satisfied;

            (F) written resignations in forms satisfactory to Parent, dated as of the Closing Date and effective as of the Closing, executed by the officers and directors of each of the Acquired Corporations;

            (G) Release Agreements in the form of Exhibit D, executed by the
      Persons identified on Schedule 6.6(g); and

            (H) Notification Agreements in the form of Exhibit E shall have been executed by each beneficial holder of 5% or more of the shares of Company
      Common Stock outstanding as of the Effective Time of Merger I.

            6.7 EMPLOYEES. None of the individuals identified on Schedule 6.7(a)
shall be Departing Employees. For purposes of this Section 6.7, an individual shall be deemed to be a "Departing Employee" if such individual: (i) shall have ceased to be employed by the Company or any Subsidiary of the Company; (ii)
shall have expressed, to any director or the Chief Executive Officer or Chief
Financial Officer of the Company or any director or executive officer of Parent, an intention to decline to accept employment with Parent; or (iii) shall have expressed, to any director or the Chief Executive Office or Chief Financial
Officer of the Company or any director or executive officer of Parent, an intention to discontinue (prior to, at or promptly after the Closing) his or her employment with Parent or any Acquired Corporation.

            6.8 NO COMPANY MATERIAL ADVERSE EFFECT. Since the date of this
Agreement, there shall not have occurred and be continuing any Company Material
Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect.

            6.9 REGULATORY MATTERS.

                  (A) The waiting period applicable to the consummation of
Merger I or any of the other Contemplated Transactions under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the
Department of Justice pursuant to which Parent or the Company has agreed not to consummate Merger I or any of the Contemplated Transactions for any period of time.

                                       59

                  (B) Any waiting period applicable to the consummation of
Merger I or any of the other contemplated Transactions under any applicable foreign Legal Requirement shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and any foreign Governmental Body pursuant to which Parent or the Company has agreed not to consummate Merger I or any of the Contemplated Transactions for any period of time.

                  (C) Any Governmental Authorization or other Consent required to be obtained under any applicable antitrust or competition law or regulation,
Gaming Laws or other Legal Requirement shall have been obtained and shall remain in full force and effect, and no such Governmental Authorization or other
Consent shall require, contain or contemplate any term, limitation, condition or restriction that Parent determines in good faith to be materially burdensome.

            6.10 LISTING. The shares of Parent Common Stock to be issued in
Merger I shall have been approved for listing (subject to notice of issuance) on the NASDAQ National Market.

            6.11 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of Merger I or any of the other Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to Merger
I or any of the other Contemplated Transactions that makes consummation of
Merger I or any of the other Contemplated Transactions illegal.

            6.12 NO GOVERNMENTAL PROCEEDINGS RELATING TO CONTEMPLATED
TRANSACTIONS OR RIGHT TO OPERATE BUSINESS. There shall not be pending, and there shall not have been threatened, any Legal Proceeding in which a Governmental
Body is or has threatened to become a party or in which a Governmental Body may otherwise be involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of
Merger I or any of the other Contemplated Transactions; (b) relating to Merger I or any of the other Contemplated Transactions and seeking to obtain from Parent or any of the Acquired Corporations, any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Surviving Entity I; (d) that could materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the
assets or operate the business of any of the Acquired Corporations; or (e)
seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of
Parent to dispose of or hold separate any material assets as a result of Merger
I or any of the other Contemplated Transactions.

            6.13 NO OTHER PROCEEDINGS. There shall not be pending any Legal
Proceeding in which, in the reasonable judgment of Parent, there is a reasonable possibility of an outcome that is adverse to Parent or any of the Acquired
Corporations: (a) challenging or seeking to restrain or prohibit the consummation of Merger I or any of the other Contemplated Transactions; (b)
relating to Merger I or any of the other Contemplated Transactions and seeking

                                       60

to obtain from Parent or any of the Acquired Corporations, any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Surviving Entity I; (d) that could materially and adversely affect the right or ability of Parent or any of the Acquired
Corporations to own the assets or operate the business of any of the Acquired
Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Transaction or any of the other transactions contemplated by this Agreement.

            6.14 SARBANES-OXLEY CERTIFICATIONS. Neither the chief executive officer nor the chief financial officer of the Company shall have failed to provide, with respect to any Company SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification in the form required under Rule 13a-14 under the Exchange Act and
18 U.S.C. ss.1350.

            6.15 DISSENTING SHARES. Holders of shares of Company Common Stock or
Company Preferred Stock representing, on an as-converted basis, not more than three percent (3%) of the number of shares of Company Common Stock outstanding as of the Effective Time of Merger I shall have validly made, and not withdrawn
(including by a vote in favor of Merger I), a demand for appraisal with respect to their shares of Company Common Stock under Section 262 of the DGCL.

      SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

      The obligation of the Company to effect Merger I and consummate the transactions to be consummated at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:

            7.1 ACCURACY OF REPRESENTATIONS.

                  (A) The representations and warranties of Parent and Merger
Subs contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement; provided, however, that in determining the accuracy of such representations and warranties for purposes of this Section 7.1(a), all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded.

                  (B) The representations and warranties of Parent and Merger
Subs contained in this Agreement shall be accurate in all respects as of the
Closing Date as if made on and as of the Closing Date; provided, however, that:
(i) in determining the accuracy of such representations and warranties for purposes of this Section 7.1(b), all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded; and (ii) any

                                       61

inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have or result in, a
Parent Material Adverse Effect.

            7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations in this Agreement that Parent and Merger Subs are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

            7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4
Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement.

            7.4 STOCKHOLDER APPROVAL. This Agreement and the Charter Amendment
shall have been duly adopted and approved by the Required Stockholder Vote.

            7.5 DOCUMENTS. The Company shall have received the following documents:

            (A) a legal opinion of Preston, Gates and Ellis, LLP, dated as of the Closing Date, to the effect that the Transaction will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, (i) Preston, Gates and Ellis,
      LLP may rely upon the tax representation letters referred to in Section
      5.10 and any subsequent written confirmation of the continuing accuracy thereof, and (ii) if Preston, Gates and Ellis, LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Cooley Godward LLP renders such opinion); and

            (B) a certificate executed by an executive officer of Parent, confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

            7.6 HSR ACT. If applicable, the waiting period applicable to the consummation of Merger I or any of the other Contemplated Transactions under the
HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade
Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to consummate Merger I or any of the other Contemplated
Transactions for any period of time.

            7.7 LISTING. The shares of Parent Common Stock to be issued in
Merger I shall have been approved for listing (subject to notice of issuance) on the NASDAQ National Market.

            7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the
Transaction by the Company shall have been issued by any U.S. court of competent jurisdiction and remain in effect, and there shall not be any U.S. federal or state Legal Requirement enacted or deemed applicable to the Transaction that makes consummation of the Transaction by the Company illegal.

            7.9 NEVADA GAMING COMMISSION APPROVAL. Any Governmental
Authorization required to be obtained prior to the consummation of the
Transaction from the Nevada Gaming Commission under any Gaming Laws shall have

                                       62

been obtained and shall remain in full force and effect.

            7.10 NO  PARENT  MATERIAL  ADVERSE  EFFECT.  Since  the date of this
Agreement,  there shall not have occurred and be continuing any Parent  Material
Adverse Effect.

      SECTION 8. TERMINATION

            8.1 TERMINATION. This Agreement may be terminated prior to the
Effective Time of Merger I (whether before or after the adoption and approval of this Agreement by the Required Stockholder Vote):

            (A) by mutual written consent of Parent and the Company;

            (B) by either Parent or the Company if Merger I shall not have been consummated by August 1, 2005 (the "Outside Date"); provided, however, that: (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate Merger I by the Outside Date is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time of Merger I.
      Notwithstanding the foregoing, if as of the Outside Date (A) any hearing with respect to any necessary approval under Gaming Laws has been scheduled for a later date or any such hearing is then pending, and (B)
      all conditions precedent to the Closing set forth in Sections 6 and 7 have been satisfied or waived by the party or parties entitled to the benefits thereof (other than conditions with respect to actions the respective parties will take at the Closing), except for the receipt of all approvals required under Gaming Laws, and Parent is still awaiting and has a reasonable expectation of obtaining such approvals under Gaming Laws, then, by Parent giving written notice to the Company, Parent may extend the Outside Date for an additional 90 days;

            (C) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction;

            (D) by either Parent or the Company if: (i) the Company
      Stockholders' Meeting shall have been held and completed and the Company's stockholders shall have taken a final vote on proposals to adopt and approve this Agreement and the Charter Amendment; and (ii) this Agreement or the Charter Amendment shall not have been adopted and approved at the
      Company Stockholders' Meeting by the Required Stockholder Vote; provided, however, that: (A) a party shall not be permitted to terminate this
      Agreement pursuant to this Section 8.1(d) if the failure to have this
      Agreement adopted and approved by the Required Stockholder Vote is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time of Merger I;

            (E) by Parent (at any time prior to the adoption of this Agreement by the Required Stockholder Vote) if a Triggering Event shall have occurred;

                                       63

            (F) by Parent if: (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 6.1(a) or Section
      6.1(b) would not be satisfied (it being understood that, in determining the accuracy of such representations and warranties as of the date of this
      Agreement or as of any subsequent date for purposes of this Section
      8.1(f): (A) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); or (ii)
      any of the Company's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the Company's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the
      Company is curable by the Company prior to the Outside Date and the
      Company is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach until: (A) the
      Outside Date; or (B) earlier if such inaccuracy or breach is not capable of being fully cured prior to the Outside Date in a manner that does not result in a breach of any covenant or obligation of the Company; or

            (G) by the Company if: (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 7.1(a) or Section
      7.1(b) would not be satisfied (it being understood that, in determining the accuracy of such representations and warranties as of the date of this
      Agreement or as of any subsequent date for purposes of this Section
      8.1(g), all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded); or (ii) any of
      Parent's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this
      Agreement or a breach of a covenant or obligation by Parent is curable by
      Parent prior to the Outside Date and Parent is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach until: (A) the Outside Date; or (B) earlier if such inaccuracy or breach is not capable of being fully cured prior to the
      Outside Date in a manner that does not result in a breach of any covenant or obligation of Parent.

                                       64

            8.2 EFFECT OF TERMINATION. In the event of the termination of this
Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and
Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation or warranty contained in this
Agreement, or any willful breach of any covenant, obligation or other provision contained in this Agreement.

            8.3 EXPENSES; TERMINATION FEES.

                  (A) Except as set forth in this Section 8.3, all fees and
expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Transaction is consummated; provided, however, that:

                        (I) Parent and the Company shall share equally all fees
and expenses, other than attorneys' and accountants' fees, incurred in connection with: (A) the filing, printing and mailing of the Form S-4
Registration Statement and the Prospectus/Proxy Statement and any amendments or supplements thereto; and (B) the filing by the parties hereto of the premerger notification and report forms relating to the Transaction under the HSR Act, if any, and the filing of any notice or other document under any applicable foreign
Legal Requirement relating to antitrust or competition matters; and

                        (II) if this Agreement is terminated by Parent or the
Company pursuant to Section 8.1(b) or Section 8.1(d) and at or prior to the time of the termination of this Agreement a Triggering Event shall have occurred or an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, or if this Agreement is terminated by Parent pursuant to
Section 8.1(e), then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 8.3(d)), the Company shall make a nonrefundable cash payment to Parent, at the time specified in Section 8.3(c), in an amount equal to the aggregate amount (not to exceed $3 million) of all out-of-pocket fees and expenses (including all attorneys' fees, accountants' fees, fees and expenses paid in connection with filings under Gaming Laws, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this
Agreement and otherwise in connection with Merger I and the other Contemplated
Transactions (the "Termination Expenses"); provided, however, in the case this
Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or
Section 8.1(d) and at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made but no Triggering Event shall have occurred, the Termination
Expenses shall be payable only if within 12 months of the termination of this
Agreement an Acquisition Transaction is consummated with the party who made such
Acquisition Proposal.

                  (B) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d) then (unless Parent is then entitled to receive a fee pursuant to Section 8.3(d)) the Company shall repay to
Parent, in cash pursuant to and at the time specified under the terms and

                                       65

conditions of the Credit Facility (and in addition to the amounts payable by the
Company pursuant to Section 8.3(a)) all amounts then outstanding under the
Credit Facility that have not been repaid pursuant to the terms of the Credit
Facility.

                  (C) In the case of termination of this Agreement by the
Company pursuant to Section 8.1(b) or Section 8.1(d), any nonrefundable payment required to be made pursuant to clause (ii) of the proviso to Section 8.3(a)
shall be made by the Company within two days of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(b) or
Section 8.1(d), any nonrefundable payment required to be made pursuant to clause
(ii) of the proviso to Section 8.3(a) shall be made by the Company within two business days after such termination.

                  (D) If: (i) this Agreement is terminated by Parent or the
Company pursuant to Section 8.1(b) or Section 8.1(d) and at or prior to the time of the termination of this Agreement a Triggering Event shall have occurred or an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; or (ii) this Agreement is terminated by Parent pursuant to
Section 8.1(e) or Section 8.1(f)(ii), then the Company shall (A) pay to Parent, in cash at the time specified in the next sentence (and in addition to the amounts payable pursuant to Section 8.3(a)), a nonrefundable fee in the amount equal to $500,000 (the "Termination Fee") and (B) repay to Parent, in cash pursuant to and at the time specified under the terms and conditions of the
Credit Facility, all amounts then outstanding under the Credit Facility that have not been repaid pursuant to the terms of the Credit Facility. The
Termination Fee shall be paid by the Company within two business days after such termination; provided, however, in the case this Agreement is terminated by
Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d) and at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made but no
Triggering Event shall have occurred, the Termination Fee shall be payable only if within 12 months of the termination of this Agreement an Acquisition
Transaction is consummated with the party who made such Acquisition Proposal.

                  (E) If this Agreement is terminated by the Company pursuant to
Section 8.1(g)(ii), then Parent shall pay to the Company, in cash within two business days after such termination, a nonrefundable fee in the amount equal to
$500,000.

                  (F) If Parent or the Company fails to pay when due any amount payable under this Section 8.3, then (i) the party failing to make such payment shall reimburse the party to whom such payment is to have been made for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the party to whom such payment is to have been made of its rights under this Section
8.3, and (ii) the party failing to make such payment shall pay to the party to whom such payment is to have been made interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid in full) at an annual rate three percentage points above the "prime rate" (as announced by
Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

                                       66

      SECTION 9. MISCELLANEOUS PROVISIONS

            9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time
(whether before or after the adoption and approval of this Agreement by the
Company's stockholders); provided, however, that after any such adoption and approval of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            9.2 WAIVER.

                  (A) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (B) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this
Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

            9.3 NO  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.  None of the
representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive Merger I.

            9.4 ENTIRE AGREEMENT; COUNTERPARTS; EXCHANGES BY FACSIMILE. This
Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that Sections 1 through 9 and Section 12 of the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with their terms. This
Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

            9.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal

                                       67

courts located in the State of California; (b) if any such action or suit is commenced in a state court, then, subject to applicable Legal Requirements, no party shall object to the removal of such action or suit to any federal court located in the Southern District of California; and (c) each of the parties irrevocably waives the right to trial by jury.

            9.6 DISCLOSURE SCHEDULE. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in
Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty. For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Section 2.

            9.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties under this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

            9.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this
Agreement nor any of the Parent's or the Company's rights or obligations hereunder may be assigned or delegated by either party without the prior written consent of the other parties hereto, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by either party without the prior written consent of the other party shall be void and of no effect.
Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than: (a) the parties hereto; and (b) the Indemnified
Persons to the extent of their respective rights pursuant to Section 5.6) any right, benefit or remedy of any nature whatsoever under or by reason of this
Agreement.

            9.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Parent or Merger Subs:

                         Mikohn Gaming Corporation d/b/a
                           Progressive Gaming International Corporation
                           920 Pilot Road
                           Las Vegas, NV  89119
                           Attention: Michael A. Sicuro, Chief Financial Officer
                            Facsimile: (702) 896-2461

                                       68

                  with a copy to:

                           Cooley Godward LLP
                           401 Eastgate Mall
                           San Diego, CA 92121
                           Attention:  Steven M. Przesmicki, Esq.
                            Facsimile: (858) 550-6420

                  if to the Company:

                           VirtGame Corp.
                          6969 Corte Santa Fe, Suite A
                           San Diego, CA  92121
                           Attention:  Mark Newburg, Chief Executive Officer
                            Facsimile: (858) 373-5007

                  with a copy to:

                          Preston, Gates and Ellis, LLP
                           1900 Main Street, Suite 600
                           Irvine, CA 92614
                           Attention:  Daniel K. Donahue, Esq.
                            Facsimile: (949) 253-0902

            9.10 COOPERATION. Parent and the Company agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other parties hereto to evidence or reflect the Contemplated
Transactions and to carry out the intent and purposes of this Agreement.

            9.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this
Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this
Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

            9.12 CONSTRUCTION.

                  (A) For purposes of this Agreement, whenever the context
requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine

                                       69

gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (C) As used in this Agreement, the words "include" and
"including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (D) Except as otherwise indicated, all references in this
Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to
Sections of this Agreement and Exhibits and Schedules to this Agreement.

                  (E) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this
Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       70

                                                                    EXHIBIT 99.2

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                 MIKOHN GAMING CORPORATION
                                 d/b/a Progressive Gaming International

                                 By:      /s/  Michael A. Sicuro
                                          -------------------------------------

                                 VIKING ACQUISITION SUB, INC.

                                 By:      /s/  Michael A. Sicuro
                                          -------------------------------------

                                 VIKING MERGER SUBSIDIARY, LLC

                                 By:      /s/  Michael A. Sicuro
                                          -------------------------------------

                                 VIRTGAME CORP.

                                 By:      /s/ Mark Newburg
                                          -------------------------------------

ANNEX 1

EXCHANGE RATIO EXAMPLE CALCULATION

Maximum Transaction Shares			**2,000,000**
A. Closing Adjustment to Purchase Shares			
Amounts owed by the Company to Parent under the Credit Facility plus any Indebtedness		$ 2,500,000	
Less: Fees and expenses paid to advisor and counsel in connection with the Transaction		$ 425,000	
Less: Contracts executed prior to Closing		$ 500,000	
Less: Anticipated Cash Rec'd from in-the-money Options/Warrants		$ 1,000,000	
Net purchase price adjustment		$ 575,000	
Parent share price (10-day Avg at DA)		11.97	
Closing Adjustment to Purchase Shares			(48,033)
Net total Parent Shares to be issued in the Merger			**1,951,967**
Total fully diluted Company Common Stock			63,621,263
Common Stock Exchange Ratio			**0.03068**

		Company Common Stock	Parent Common Stock Issuable
(i) Company Common Stock issued and outstanding, including shares committed to be issued		36,170,007	1,109,734
(ii) Company Common Stock issuable upon the exercise of any and all Company Options outstanding		8,096,600	248,412
(iii) Company Common Stock issuable upon the exercise of any and all Company Warrants outstanding		11,675,521 [1]	358,217
		55,942,128	**1,716,363**

C. Company Preferred Stock

		Company Common Stock	Parent Common Stock Issuable
(1) Series A Preferred ($.38)			
Shares of Preferred Stock Series A	1,992.500 [2]		
Series A Preferred Stock Exchange Ratio	2,631.579 [3]		
Parent Common Stock Shares issued to Series A Preferred Stock holders		5,243,421	160,874
(2) Series B Preferred ($.70)			
Shares of Preferred Stock Series B	1,705.000 [4]		
Series B Preferred Stock Exchange Ratio	1,428.571 [5]		
Parent Common Stock Shares issued to Series B Preferred Stock holders		2,435,714	74,730
Total Parent Common Stock issued to holders of Company Series A & B Preferred Stock		**7,679,135**	**235,604**
Total Parent Common Stock issuable in connection with the Merger		**63,621,263**	**1,951,967**

[1] Includes 300 Series A Preferred and 420,000 warrants that are issuable upon exercise of units issued to placement agent
[2] Convertible into 5,243,421 Company Common Stock based on a $.38 conversion price
[3] Based on exchange ratio of .0307 * $1,000/share / $.38 Conversion Price
[4] Convertible into 2,435,715 Company Common Stock based on a $.70 conversion price
[5] Based on exchange ratio of .0307 * $1,000/share / $.70 Conversion Price

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUIRED CORPORATIONS. "Acquired Corporations" shall mean the Company and its Subsidiaries and the respective predecessors of the Company and its
Subsidiaries (including any Entity that shall have merged into the Company or any Subsidiary of the Company).

         ACQUISITION INQUIRY. "Acquisition Inquiry" shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent)
that could reasonably be expected to lead to an Acquisition Proposal.

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent)
contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

                  (A) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization recapitalization, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired
         Corporations is a constituent corporation; (ii) in which a Person or
         "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the
         Acquired Corporations; or (iii) in which any Acquired Corporation issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Acquired
         Corporation;

                  (B) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for: (i) 15% or more of the consolidated net revenues of the
         Acquired Corporations, consolidated net income of the Acquired
         Corporations or consolidated book value of the assets of the Acquired
         Corporations; or (ii) 15% or more of the fair market value of the assets of the Acquired Corporations; or

                 (C) any liquidation or dissolution of any of the Acquired
        Corporations, other than a liquidation or dissolution of any subsidiary of the Company after which the Company continues to hold all of the assets and rights previously held by such subsidiary.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and
Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

         CLOSING ADJUSTMENT TO PURCHASE SHARES. "Closing Adjustment to Purchase
Shares" shall mean the value determined by dividing:

         (A) (i) all amounts owed by the Company to Parent under the Credit
Facility immediately prior to the Effective Time of Merger I, minus (ii) all fees and expenses, not to exceed $425,000 in the aggregate, owed by the Company to its legal and financial advisors in connection with the Transaction, minus
(iii) the value of all New Company Revenue immediately prior to the Effective
Time of Merger I, plus (iv) any indebtedness of the Company (other than the
Credit Facility) outstanding immediately prior to the Effective Time of Merger I that was not reflected in the Company's Quarterly Report on Form 10-QSB for the
quarter ended September 30, 2004, plus (v) the amount, if any, by which
Company's working capital immediately prior to the Effective Time of Merger I is less than $100,000 (provided, however, that for purposes of this subsection (v), working capital shall be determined without giving effect to (x) any cash and cash equivalents held by the Company, and (y) any amounts owed by the Company to
Parent under the Credit Facility); by

         (B) 11.971.

         Immediately prior to the Effective Time of Merger I, Parent and the
Company shall reasonably and mutually agree upon a balance sheet of the Company as of the Closing Date and a calculation setting forth the Closing Adjustment to
Purchase Shares.

         COBRA. "COBRA" shall mean the Consolidated Omnibus Budget
Reconciliation Act of 1985, as amended.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMMON STOCK EXCHANGE RATIO. "Common Stock Exchange Ratio" shall mean a fraction, (A) the numerator of which shall be (x) 2,000,000 minus (y) the
Closing Adjustment to Purchase Shares (provided that the Closing Adjustment to
Purchase Shares is a value greater than zero) and (B) the denominator of which shall be the sum of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of Merger I, (ii) the number of shares of Company Common Stock issuable upon the conversion of any and all shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time of Merger I, (iii) the number of shares of Company Common
Stock issuable upon the exercise of any and all Company Options outstanding immediately prior to the Effective Time of Merger I, (iv) the number of shares of Company Common Stock issuable upon the exercise of all Company Warrants that are exercisable for shares of Company Common Stock and outstanding immediately prior to the Effective Time of Merger I, and (v) the number of shares of Company
Common Stock issuable upon the conversion of any and all shares of Company
Preferred Stock issuable upon the exercise of all Company Warrants that are exercisable for shares of Company Preferred Stock and outstanding immediately prior to the Effective Time of Merger I.

         COMPANY AFFILIATE. "Company Affiliate" shall mean any Person under common control with any of the Acquired Corporations within the meaning of
Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

         COMPANY ASSOCIATE. "Company Associate" shall mean any current or former employee, independent contractor, officer or director of any of the Acquired
Corporations or any Company Affiliate.

         COMPANY BENEFIT AGREEMENT. "Company Benefit Agreement" shall mean each management, employment, severance, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the
Acquired Corporations or any Company Affiliate and any Company Associate, other than any such Contract with a Company Associate that is terminable "at will"
without any obligation on the part of the applicable Acquired Corporation or
Company Affiliate to make any payments or provide any benefits in connection with such termination.

         COMPANY BENEFIT PLAN. "Company Benefit Plan" shall mean each employment, consulting, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare fringe benefits, profit-sharing, pension or retirement plan, program, Contract or commitment and each other employee benefit plan or arrangement, whether written or unwritten, and whether funded or unfunded, including each Foreign Plan and each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been sponsored, maintained, contributed to or required to be contributed to by any of the Acquired
Corporations or any Company Affiliate for the benefit of any Company Associate or with respect to which any of the Acquired Corporations or any Company
Affiliate has or may have any liability or obligation.

         COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common
Stock, $0.00001 par value per share, of the Company.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the
Acquired Corporations or any Company IP or any other asset of any of the
Acquired Corporations is or may become bound or under which any of the Acquired
Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

         COMPANY IP. "Company IP" shall mean (a) all Intellectual Property
Rights in the Company Software (including the Company Source Code) and (b) all other Intellectual Property Rights and Intellectual Property in which any of the
Acquired Corporations has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

         COMPANY IP CONTRACT. "Company IP Contract" shall mean any Contract to which any of the Acquired Corporations is or was a party or by which any of the
Acquired Corporations is or was bound or to which any Company IP is or was subject, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company IP or any Intellectual Property developed by, with or for any of the
Acquired Corporations.

         COMPANY MATERIAL ADVERSE EFFECT. "Company Material Adverse Effect"
shall mean any effect, change, event or circumstance that, considered together with all other effects, changes, events or circumstances, is or could reasonably be expected to be or to become materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets (including
Intellectual Property), liabilities (accrued, contingent or otherwise), operations, financial performance or prospects of the Acquired Corporations taken as a whole; (b) the ability of the Company to consummate Merger I by the
Outside Date or to perform any of its covenants or obligations under the
Agreement; or (c) Parent's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the interests of Surviving Entity I. Without limiting the generality of the foregoing, for purposes of Section 6.8 of this Agreement, a Company Material
Adverse Effect shall be deemed to have occurred if any event, condition, fact or circumstance (including but not limited to any third party claim, dispute, action, suit, litigation, arbitration or proceeding) occurs, arises or exists that causes or constitutes an inaccuracy, or that in the reasonable determination of Parent could be determined adversely to the Company and give rise to or serve as a basis for an inaccuracy, in any of the Designated
Representations and Warranties as if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance (whether prior to or after the date of this
Agreement and without regard to any description of such event, condition, fact or circumstance made or purported to have been made on the Disclosure Schedule).

         COMPANY PREFERRED STOCK. "Company Preferred Stock" shall mean the
Preferred Stock, $0.00001 par value per share, of the Company.

         COMPANY SOFTWARE. "Company Software" shall mean any software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by any of the Acquired Corporations at any time (other than non-customized third-party software licensed to any of the Acquired Corporations solely for internal use on a non-exclusive basis) and shall include each version of the software products known as PrimeLine Race Book, PrimeLine Sports Book, SBX, STB VirtLottery,
VirtCasino, VirtControl and VirtStation.

         COMPANY SOURCE CODE. "Company Source Code" shall mean the
human-readable source code version of any Company Software, including all calculation formulae embodied in the Company Software, descriptions or details of any algorithms embodied in the Company Software and all annotations, commentary, instructions, specifications (including design, functional and other technical specifications), programmer notes (technical or otherwise), logic diagrams, flowcharts, input and output layouts, field descriptions, sort sequences, data dictionaries and file layouts relating to any Company Software.

      COMPANY WARRANTS. "Company Warrants" shall mean all outstanding warrants to purchase shares of Company Common Stock or shares of Company Preferred Stock, or any other security issued or issuable by the Company.

      CONFIDENTIALITY AGREEMENT. "Confidentiality Agreement" shall mean the
Confidentiality Agreement dated October 4, 2004 between the Company and Parent.

      CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

      CONTEMPLATED TRANSACTIONS. "Contemplated Transactions" shall mean Merger
I, Merger II and the other transactions and actions contemplated by this
Agreement and the transactions and actions contemplated by the Voting
Agreements.

      CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

      DESIGNATED REPRESENTATIONS AND WARRANTIES. "Designated Representations and
Warranties" shall mean any representation or warranty made by the Company in this Agreement in: (i) the first sentence of Section 2.3(a); (ii) the penultimate sentence of Section 2.3(a); (iii) Section 2.3(b); (iv) Section
2.3(c); (v) Section 2.9(c); (vi) Section 2.9(g); (vii) Section 2.12; (viii)
Section 2.29; (ix) Section 2.30(a); and (x).

      DGCL. "DGCL" shall mean the Delaware General Corporation Law.

      DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the
Company to Parent on the date of the Agreement.

      DOL. "DOL" shall mean the United States Department of Labor.

      ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

      ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended. EXCHANGE ACT. "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

      FMLA. "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

      FOREIGN PLAN. "Foreign Plan" shall mean: (a) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body outside the United States to which any of the Acquired Corporations is required to contribute or under which any of the Acquired Corporations has or may have any liability; (b) any Company Benefit Plan that is subject to any of the Legal
Requirements of any jurisdiction outside the United States; and (c) any Company
Benefit Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.

      FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in Merger I, as said registration statement may be amended prior to the time it is declared effective by the SEC.

      GAMING AUTHORITIES. "Gaming Authorities" shall mean any or all licensing, gaming and regulatory authorities or Governmental Bodies in any jurisdiction whose Consent is necessary or appropriate under Gaming Laws for the ownership of an interest in any party, the operation of any party's business or for the consummation of any of the Contemplated Transactions.

      GAMING LAWS. "Gaming Laws" shall mean, with respect to any Person, any federal, local, municipal, tribal, foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, permit, consent, approval, license, judgment, order, injunction, authorization, ruling or requirement issued, enacted, adopted, promulgated, implemented, governing or otherwise put into effect by or under the authority of any Gaming Authorities relating to the current or contemplated gaming activities and operations of such
Person and its affiliates.

      GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, finding of suitability, exemption, entitlement, approval, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body (including the
Gaming Authorities) or pursuant to any Legal Requirement (including the Gaming
Laws); or (b) right under any Contract with any Governmental Body.

      GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, tribal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ National Market).

      HIPAA. "HIPAA" shall mean the Health Insurance Portability and
Accountability Act of 1996, as amended.

      HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements
Act of 1976, as amended.

      INTELLECTUAL PROPERTY. "Intellectual Property" shall mean algorithms, application programmers' interfaces (APIs), apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data and results from simulations or tests, design rules, diagrams, formulae, GDSII files, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, simulation methods or techniques, specifications, software, software code (in any form, including source code and executable or object code), software development tools, subroutines, techniques, test vectors, user interfaces, uniform resource locators (URLs), web sites, works of authorship and other forms of technology
(whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

      INTELLECTUAL PROPERTY RIGHTS. "Intellectual Property Rights" shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c)
trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses (a) through (e)
above.

      IRS. "IRS" shall mean the United States Internal Revenue Service.

      LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, regulatory, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

      LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, tribal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, permit, consent, approval, license, judgment, order, injunction, authorization, ruling or requirement issued, enacted, adopted, promulgated, implemented, governing or otherwise put into effect by or under the authority of any
Governmental Body (or under the authority of the NASDAQ National Market), including Gaming Laws.

      NEW COMPANY REVENUE. "New Company Revenue" shall mean the aggregate net cash payments that each of (i) Parent's Chief Executive Officer or Chief
Financial Officer, (ii) Parent's independent registered public accounting firm and (iii) the Company's Chief Executive Officer or Chief Financial Officer
reasonably agree would be collected by Company during the one year period immediately following the Effective Time of Merger I pursuant to any New Company
Contract.

      NEW COMPANY CONTRACT. "New Company Contract" shall mean any written agreement contemplating a license of the Company's products that is entered into by the Company after the date of this Agreement and prior to the Effective Time of Merger I, provided that the terms and conditions of such agreement are consistent in all material respects with those set forth in the written proposal related thereto that the Company provided to Parent prior to the date of this
Agreement.

      PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock,
$0.10 par value per share, of Parent.

      PARENT MATERIAL ADVERSE EFFECT. "Parent Material Adverse Effect" shall mean any effect, change, event or circumstance that, considered together with all other effects, changes, events or circumstances, is or could reasonably be expected to be or to become materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets (including
Intellectual Property), liabilities (accrued, contingent or otherwise), operations, financial performance or prospects of Parent and its Subsidiaries taken as a whole; or (ii) the ability of Parent to consummate Merger I or any of the other Contemplated Transactions or to perform any of its obligations under the Agreement; provided, however, that a decline in Parent's stock price, in and of itself, shall not be deemed to be, to have or to result in a Parent Material
Adverse Effect.

      PERSON. "Person" shall mean any individual, Entity or Governmental Body.

      PROSPECTUS/PROXY STATEMENT. "Prospectus/Proxy Statement" shall mean the prospectus/proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

      "QUALIFIED PRIMELINE/SBX/STB OFFER" shall mean an unsolicited bona fide written offer by a third party to purchase, for cash in an amount greater than
$9.0 million, the Primeline/SBX/STB portion of the Company's business, that: (a)
was not obtained or made as a direct or indirect result of a breach of this
Agreement, the Confidentiality Agreement or any "standstill" or similar agreement under which any Acquired Corporation has any rights or obligations;
and (b) is on such other terms and conditions that each of Parent and the
Company determine, in their respective reasonable, good faith judgment that it is reasonably likely that such transaction would be consummated; provided, however, that such transaction shall be deemed not reasonably likely to be consummated if any financing required to consummate such transaction is not committed and is not reasonably capable of being obtained by such third party, or if the consummation of such transaction is contingent on any such financing being obtained.

      REGISTERED IP. "Registered IP" shall mean all Intellectual Property Rights that are registered, filed or issued by, with or under the authority of any
Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

      REPRESENTATIVES. "Representatives" shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

      SARBANES-OXLEY ACT. "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

      SEC. "SEC" shall mean the United States Securities and Exchange
Commission.

      SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

      SERIES A PREFERRED STOCK. "Series A Preferred Stock" shall mean the Series
A Preferred Stock, $0.00001 par value per share, of the Company.

      SERIES A  PREFERRED  STOCK  EXCHANGE  RATIO.  "Series  A  Preferred  Stock
Exchange  Ratio"  shall mean the  Common  Stock  Exchange  Ratio  multiplied  by
2631.579.

      SERIES B PREFERRED STOCK. "Series B Preferred Stock" shall mean the Series
B Preferred Stock, $0.00001 par value per share, of the Company.

      SERIES B PREFERRED STOCK EXCHANGE RATIO. "Series B Preferred Stock
Exchange Ratio" shall mean the Common Stock Exchange Ratio multiplied by the value determined by dividing (A) the sum of (i) $1,000 plus (ii) the amount of all dividends that have accrued with respect to one share of Series B Preferred
Stock and remain unpaid immediately prior to the Effective Time of Merger I, by
(B) $0.70.

      SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another
Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

      SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited bona fide written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash and/or publicly traded equity securities, all of the outstanding shares of Company Common Stock (including a two-step exchange-merger transaction), that: (a) was not obtained or made as a direct or indirect result of a breach of Section 4.3 of this Agreement, the
Confidentiality Agreement or any "standstill" or similar agreement under which any Acquired Corporation has any rights or obligations; and (b) is on terms and conditions that the board of directors of the Company determines, in its reasonable, good faith judgment, after consultation with an independent financial advisor of nationally recognized reputation: (i) to be more favorable, from a financial point of view, to the Company's stockholders than the terms of
Merger I; and (ii) make it reasonably likely that such transaction would be consummated; provided, however, that any such offer shall not be deemed to be a
"Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party, or if the consummation of such transaction is contingent on any such financing being obtained.

      TAX. "Tax" shall mean any federal, state, local, tribal, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, gaming tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, addition to tax or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

      TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      TRIGGERING EVENT. A "Triggering Event" shall be deemed to have occurred if: (a) the board of directors of the Company shall have failed to recommend that the Company's stockholders vote to adopt and approve the Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board
Recommendation; (b) the Company shall have failed to include in the
Prospectus/Proxy Statement the Company Board Recommendation; (c) the board of directors of the Company fails to reaffirm publicly the Company Board
Recommendation, within ten business days after Parent requests in writing that such recommendation or determination be reaffirmed publicly (or five business days if such request is made by Parent within ten business days of the Company
Stockholders' Meeting); (d) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Company shall have executed any letter of intent, memorandum of understanding or similar document relating to the terms and conditions of any Acquisition Proposal or any
Contract accepting any Acquisition Proposal; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the
Company recommends rejection of such tender or exchange offer; (g) any of the
Acquired Corporations or any Representative of any of the Acquired Corporations
shall have materially breached any of the provisions set forth in Section 4.3;
or (h) the Company shall have failed to hold the Company Stockholders' meeting as promptly as practicable and in any event within 45 days after the Form S-4
Registration Statement is declared effective under the Securities Act.

      UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30 2004, included in the Company's
Report on Form 10-QSB for the fiscal quarter ended September 30, 2004, as filed with the SEC prior to the date of this Agreement.